UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐ Soliciting Material Pursuant to § 240.14a-12

SVB FINANCIAL GROUP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Notice of Annual Meeting of Stockholders

Tuesday, April 22, 2010

4:30 P.M.

TO THE STOCKHOLDERS:

I am pleased to invite you to attend the 2010 Annual Meeting of Stockholders of SVB Financial Group, a Delaware corporation (the “Company”), which will be held at the Company’s offices located at 3005 Tasman Drive, Santa Clara, California 95054, on Thursday, April 22, 2010 at 4:30 p.m., local time. The purposes of the meeting are to:

1.	Elect twelve (12) directors to serve for the ensuing year and until their successors are elected.

2.	Approve an amendment to the Company’s 1999 Employee Stock Purchase Plan to reserve an additional 1,000,000 shares of common stock for issuance thereunder.

3.	Ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2010.

4.	Transact such other business as may properly come before the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. To assure your representation at the meeting, you are encouraged to vote your shares as soon as possible. Voting instructions are included in: (i) for those stockholders receiving printed proxy materials, the enclosed Proxy Card, and (ii) for all other stockholders, the Notice Regarding the Availability of Proxy Materials (as further described in the Proxy Statement). Any stockholder attending the meeting may vote in person even if such stockholder has previously voted.

Only stockholders of record at the close of business on February 24, 2010 may vote at the meeting or any postponement or adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Alex W. "Pete" Hart
Alex W. “Pete” Hart
Chairman of the Board

Santa Clara, California

March 10, 2010

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, OR VOTE OVER THE TELEPHONE OR THE INTERNET AS PROMPTLY AS POSSIBLE, IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. IF YOU HAVE RECEIVED PRINTED PROXY MATERIALS, A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. WE ENCOURAGE YOU TO VOTE FOR THE ELECTION OF ALL TWELVE (12) NOMINEES FOR DIRECTOR, AS WELL AS IN FAVOR OF THE ABOVE REMAINING PROPOSALS.

Proxy Statement—Table of Contents

*	Indicates matters to be voted on at the Annual Meeting.

Mailed to Stockholders on or about March 11, 2010

PROXY STATEMENT

OF

SVB FINANCIAL GROUP

3005 Tasman Drive

Santa Clara, California 95054

INFORMATION CONCERNING THE PROXY SOLICITATION

General

This Proxy Statement is furnished in connection with the solicitation of the enclosed Proxy by, and on behalf of, the Board of Directors (the “Board”) of SVB Financial Group (the “Company”) for use at the 2010 Annual Meeting of Stockholders of the Company to be held at the Company’s offices located at 3005 Tasman Drive, Santa Clara, California 95054, on Thursday, April 22, 2010 at 4:30 p.m. local time, and at all postponements or adjournments thereof (the “Meeting”). (For directions to attend the Meeting in person, please contact us at the telephone number below.) Only stockholders of record on February 24, 2010 (the “Record Date”) will be entitled to vote at the Meeting. At the close of business on the Record Date, there were 41,370,611 shares of the Company’s Common Stock, $0.001 par value (the “Common Stock”), outstanding.

The Company is a Delaware corporation and financial holding company for Silicon Valley Bank (the “Bank”) and its affiliates. The Company’s principal executive offices are located at 3005 Tasman Drive, Santa Clara, California 95054, and its telephone number at that location is (408) 654-7400.

Important Notice Regarding the Availability of Proxy Materials for the Meeting

This Proxy Statement and our 2009 Annual Report on Form 10-K are available electronically at http://www.svb.com/proxy. (See also “Delivery of Proxy Materials” below.)

Voting

Common Stock

Stockholders of the Company’s Common Stock are entitled to one vote for each share held on all matters covered by this Proxy Statement, except for the election of directors. With respect to the election of directors, each stockholder has the right to invoke cumulative voting, which entitles each stockholder to as many votes as shall equal the number of shares held by such stockholder multiplied by the number of directors to be elected. A stockholder may cast all of his or her votes for a single candidate or distribute such votes among as many of the candidates as he or she chooses (up to a maximum of the number of directors to be elected). However, no stockholder shall be entitled to cumulate votes for a candidate unless such candidate’s name has been properly placed in nomination prior to the voting in accordance with Article Fifth of the Restated Certificate of Incorporation of the Company and the stockholder (or any other stockholder) has given notice at the meeting prior to the voting of the stockholder’s intention to cumulate votes. If any stockholder has given such notice, all stockholders may cumulate their votes for candidates properly placed in nomination. If cumulative voting is properly invoked, the Proxy holders (the individuals named on the Proxy Card) are given discretionary authority under the terms of the Proxy to cumulate votes represented by shares for which they are named Proxy holders as they see fit among the nominees in order to assure the election of as many of such nominees as possible.

Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the meeting. You may vote by granting a Proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. Instructions for voting by telephone, by using the Internet or by mail are on your Proxy Card or Notice Regarding the Availability of Proxy Materials, as applicable. For shares held through a broker, bank or other nominee, follow the voting instructions included with your materials. If you provide specific voting instructions, your shares will be voted as you have instructed for any item on which you provide instructions and as the Proxy holders may determine within their discretion for any other matters, including any additional matters, which properly come before the meeting.

If you hold shares in your name and you sign and return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters set forth in this Proxy Statement and as the Proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain matters. See “Quorum; Abstentions; Broker Non-Votes” below.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares “represented and voting” at the Meeting (the “Votes Cast”) with respect to such matter.

While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

Broker non-votes occur on a matter when a broker, bank or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and the beneficial owner does not give instructions. Without such voting instructions, for example, your broker or other nominee cannot vote your shares on “non-routine” matters such as the election of directors or the proposed amendment to the Company’s 1999 Employee Stock Purchase Plan. Your broker or other nominee may, however, have discretion to vote your shares on “routine” matters, including the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining the number of Votes Cast with respect to proposals on which brokers, banks or other nominees are prohibited from exercising their discretionary authority. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast.

Revocability of Proxies

Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke the Proxy at any time prior to its use. A Proxy is revocable prior to the Meeting by delivering either a written instrument revoking it or a duly executed Proxy bearing a later date to the Secretary of the Company. A Proxy is also automatically revoked if the stockholder is present at the Meeting and votes in person.

Solicitation

This solicitation of Proxies is made by, and on behalf of, the Board of Directors of the Company. The Company will bear the entire cost of preparing, assembling, printing, and mailing Proxy materials furnished by the Board of Directors to stockholders. Copies of Proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Company’s Common Stock. In addition to the solicitation of Proxies by mail, some of the officers, directors and employees of the Company may (without additional compensation) solicit Proxies by telephone or personal interview, the costs of which the Company will bear.

Unless otherwise instructed, each valid returned Proxy that is not revoked will be voted:

•	“FOR” each of the Company’s nominees to the Board of Directors,

•	“FOR” approval of an amendment to the Company’s 1999 Employee Stock Purchase Plan to reserve an additional 1,000,000 shares of common stock for issuance thereunder,

•	“FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, and

•	At the Proxy holders’ discretion on such other matters, if any, as may properly come before the Meeting (including any proposal to adjourn the Meeting).

Delivery of Proxy Materials

In accordance with the rules adopted by the Securities and Exchange Commission (the “SEC”), commonly referred to as “Notice and Access,” we have decided to provide access to our Proxy materials over the internet instead of mailing a printed copy of the materials to every stockholder. Stockholders will not receive printed copies of the Proxy materials unless they request them. Instead, a Notice Regarding the Availability of Proxy Materials (the “Notice”) was mailed to stockholders of record (other than stockholders who previously requested electronic or paper delivery of proxy materials) on or about March 11, 2010. The Notice explains the process to access and review the information contained in the Proxy materials and how to vote their proxies over the internet. In addition, the Notice will provide you the option to instruct us to send our future Proxy materials to you electronically by email. All stockholders will have the ability to access the Proxy materials on a website referred to in the Notice or request to receive a printed set of the Proxy materials.

For those stockholders who will receive printed copies of the Proxy materials upon request or otherwise, you may receive more than one set of materials, including multiple copies of this Proxy Statement and multiple Proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Proxy Card. Please follow the instructions on your Proxy Card(s) and vote accordingly.

How to Obtain a Separate Set of Proxy Materials

Stockholders may request to receive Proxy materials in printed form by mail or electronically by email on an ongoing basis. Stockholders who sign up to receive Proxy materials electronically will receive an email with links to the materials, which may give them faster delivery of the materials and will help save printing and mailing costs and conserve natural resources. If you choose to receive future Proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive Proxy materials by email will remain in effect until you terminate it.

For those stockholders who share an address with another stockholder, you may receive only one set of Proxy materials (including our 2009 Annual Report on Form 10-K, Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable) unless you have provided contrary instructions. If you wish to receive a separate set of Proxy materials now or in the future, you may write or call us to request a separate copy of these materials from:

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Attention: Lisa Bertolet, Stock Administration

Telephone: (408) 654-7400

Facsimile: (408) 496-2405

Email: lbertolet@svb.com

Similarly, if you share an address with another stockholder and have received multiple copies of our Proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

We are committed to having sound corporate governance principles. These principles are important to the way in which the Company manages its business and to maintaining the Company’s integrity in the marketplace. Our Corporate Governance Guidelines adopted by our Board of Directors and the charters of the Audit Committee, Compensation Committee, Directors’ Loan Committee, Finance Committee and Governance Committee of our Board of Directors are available at http://www.svb.com under “Corporate Governance”. The contents of the website are not incorporated herein by reference and the website address provided above and throughout this Proxy Statement is intended to be an inactive textual reference only.

Board Independence, Leadership and Risk Oversight

The Board has determined that, with the exception of Mr. Ken Wilcox, our President and Chief Executive Officer, all of our current directors, as well as our incumbent directors and director nominee standing for election, are “independent” within the meaning of the director independence standards set by the Nasdaq Stock Market, Inc. (“Nasdaq”) and the SEC, as currently in effect. Furthermore, the Board has determined that each of the current members of the Audit Committee, Compensation Committee and Governance Committee are “independent” within the meaning of such director independence standards.

Board Leadership

The Board has determined that it is in the best interests of the Company to maintain the Board chairperson and chief executive officer positions separately. It believes that having an outside, independent director serve as chairperson is the most appropriate leadership structure for the Board, as it enhances the Board’s independent oversight of management and the Company’s strategic planning, reinforces the Board’s ability to exercise its independent judgment to represent shareholder interests, and strengthens the objectivity and integrity of the Board. Moreover, an independent chairperson can more effectively lead the Board in objectively evaluating the performance of management, including the chief executive officer, and guide it through appropriate Board governance processes.

Mr. Pete Hart, our current Chairman of the Board, is independent within the meaning of the director independence standards described above. Subject to his election, he is expected to serve as the Board’s Chairman again for the 2010-2011 term.

Risk Oversight

Oversight of risks to the Company is carried out by the Board as a whole and by each of its various committees. The Board receives periodic reporting of the Company’s risk management, including, on at least an annual basis, an assessment of the Company’s top risks.

The Board has expressly delegated to the Audit Committee the primary oversight responsibility for the Company’s enterprise-wide risk management (“EWRM”) function, which is responsible for management of the Company’s credit, market/liquidity, operational, legal/regulatory, strategic/reputation and other risks related to our business. The Governance Committee has also assumed oversight responsibilities. On at least a quarterly basis, our Chief Strategy and Risk Officer reports to, and discusses with, both committees about the EWRM function, including risk assessment and risk management. Based on management’s reports, the chairmen of the Audit and Governance Committees report to, and discuss with, the Board any material changes or updates to the Company’s risk profile.

Additionally, each Board committee is engaged in overseeing the Company’s risks as it pertains to its respective areas of oversight. For example, the Compensation Committee engages in periodic risk assessments to review and evaluate our compensation programs in relation to the Company’s risks. The Finance Committee actively oversees the Company’s capital, liquidity and financial management and the associated risks (whether as an ongoing matter or as it relates specifically to a transaction, such as an equity or debt securities offering). Moreover, the Directors Loan Committee routinely oversees the Company’s management of credit risks. Each of the committees regularly report back to the full Board on its risk oversight activities, and the Board engages in discussions with management of the Company’s risks, as it deems necessary.

Executive Sessions

The Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Mr. Wilcox is generally not present at these executive sessions, but will from time to time, meet with the independent directors, without other members of management present, at the Board’s discretion.

Audit Committee Independence and Financial Experts

The Board has determined that all of the current members of the Audit Committee, Messrs. Roger Dunbar, David Clapper and Joel Friedman and Ms. Lata Krishnan, meet all of the requirements of “independence,” and that Messrs. Dunbar and Friedman meet all of the attributes of an “audit committee financial expert,” as those meanings are defined for purposes of audit committee members by the applicable rules and regulations of the SEC and Nasdaq.

Board Evaluation

The Governance Committee of the Board conducts, in coordination with the full Board, an annual evaluation and review of the Board’s performance and effectiveness. Each year, the Governance Committee develops and implements a process for such evaluation and review, which may involve outside consultants or advisers and may include a review of how certain aspects impact Board effectiveness, such as Board size, meeting frequency, quality and timing of information provided to the Board, director communication, director education, director skills and qualifications, director independence and Board strategy sessions. The results of the evaluation and review are discussed with the Board. The Governance Committee also conducts annually a separate evaluation and review of the performance and effectiveness of each of the Board’s committees. See “Board Committees and Meeting Attendance—Committee Governance” below.

Consideration of Director Nominees

Stockholder Nominees

The Governance Committee will consider Board nominees proposed by stockholders. The Governance Committee has no formal policy with regard to stockholder nominees as it considers all nominees on their merits, as discussed below. Any stockholder nominations proposed for consideration by the Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary

SVB Financial Group

3005 Tasman Drive

Santa Clara, California 95054

Fax: (408) 496-2545

In addition, the bylaws of the Company permit stockholders to nominate directors for consideration at an annual stockholder meeting. For a description of the process for nominating directors in accordance with the bylaws, please see “Stockholder Proposals and Director Nominations” below.

Board Diversity; Selection and Evaluation of Director Candidates

While the Board has not formally adopted a policy governing board diversity, it recognizes the utmost importance of assembling a body of directors that, taken together, have the experience, qualifications, skills and attributes appropriate for functioning effectively as a board. The Governance Committee, with the participation of the full Board, is primarily responsible for the composition of the Board and for identifying candidates for membership on the Board, all in light of the Company’s ongoing requirements, its assessment of the Board’s performance and the input of shareholders and other key constituencies. The Governance Committee makes determinations as to whether to recommend directors for re-election or director candidates’ nomination to the Board based on their skills, character, judgment and business experience, as well as their ability to diversify and add to the Board’s existing strengths. The Governance Committee typically seeks an appropriate mix of individuals with diverse backgrounds and skills complementary to the Company’s business and strategic direction. This assessment typically includes issues of expertise in industries important to the Company (such as technology, life sciences, and premium wine), functional expertise in areas such as banking, global markets, venture capital, private equity, law, accounting, finance and information technology, and an assessment of an individual’s abilities to work constructively with the existing Board and management. The Governance Committee also seeks certain characteristics common to all Board members, such as integrity, strong professional reputation, record of achievement, collegiality and ability and commitment to devote sufficient time and energy to Board service, all in the context of an assessment of the perceived needs of the Board at that point in time.

The Governance Committee has not formally established any minimum qualifications for director candidates. All nominees to be considered at the Meeting were recommended by the Governance Committee.

Director Qualifications

The Board believes that each of its current directors and its director nominee possesses particular attributes which qualify him or her to serve on the Board. In addition to the attributes specifically identified for each director in his or her respective biography below, the Board believes that all of the directors possess the following attributes enabling the Board to function effectively as a collective body: integrity, collegial spirit, sound business judgment, professionalism, ability to generate public confidence, ability to act independently, and availability and commitment to serve.

Communications with the Board

Individuals who wish to communicate with the Company’s Board may do so by sending an e-mail to the Company’s Board at bod@svb.com. Any communications intended for non-management directors should be sent to the e-mail address above to the attention of the Chair of the Governance Committee.

Code of Ethics

The Company has a Code of Ethics that applies to our principal executive officer and our senior financial officers, including our principal financial officer and principal accounting officer. A copy of this Code of Ethics is available on the Company’s website at http://www.svb.com under “Corporate Governance,” or can be obtained without charge by any person requesting it. To request a copy of our Code of Ethics, please contact: Lisa Bertolet, Stock Administration, SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054, at telephone (408) 654-7400.

The Company intends to disclose any waivers from or changes in its Code of Ethics by posting such information on our website. No waivers or substantive changes were made during fiscal year 2009.

Proposal No. 1

ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote “For” All Nominees

Pursuant to the Company’s bylaws, the Board of Directors shall consist of at least eight (8), but no more than twelve (12) members, with the exact number to be fixed by the Board of Directors. As of the Record Date, the Board has fixed the number of authorized directors at twelve (12).

Additionally, under the Company’s bylaws, the Board of Directors shall not have more than two directors who do not meet the definition of an “Outside Director.” An “Outside Director” is any director who meets the independence and experience requirements of the SEC and Nasdaq and who, in the opinion of the Board, has the ability to exercise independent judgment in carrying out the responsibilities of a director of the Company. Pursuant to the Board’s director term limit policy, Outside Directors may not serve more than nine (9) consecutive one-year terms (excluding any partial term served), beginning as of April 30, 2001; provided, however, that if in any one year, more than three Outside Directors are required to end their service on the Board of Directors because of the application of this term limit, the Board of Directors may extend the term of one or more such directors for successive one year terms so as to avoid requiring more than three Outside Directors to end their service in any one year. Any Outside Director who has served the maximum term or resigned prior to serving the maximum term may be eligible to stand for election for another maximum term after a one-year waiting period, during which the director may serve as an advisory director.

At the end of the current 2009-2010 term, three Outside Directors, Messrs. Pete Hart and Jim Porter and Ms. Michaela Rodeno, will have fulfilled their term limit under the Board’s policy. Pursuant to the recommendation of the Governance Committee, the Board has determined that it would be in the best interests of the Company to permit two of the three Outside Directors to stand for re-election for the 2010-2011 term, and has waived its policy accordingly.

Nominees for Director

All Proxies will be voted “FOR” the election of the following twelve (12) nominees recommended by the Board of Directors for a term of one year, unless authority to vote for the election of directors (or for any particular nominee) is withheld. With the exception of Ms. Kate Mitchell, all of the nominees have served as directors of the Company since the last annual meeting of stockholders in May 2009. Ms. Mitchell was recommended to the Governance Committee as a nominee by our Chief Executive Officer. All incumbent directors, except Mr. Jim Porter, are nominees for re-election to the Board.

If any of the nominees should unexpectedly decline or be unable to act as a director, the Proxies may be voted for a substitute nominee designated by the Board of Directors. As of the Record Date, the Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those listed below. Directors of the Company serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, resignation or removal.

The following information outlines the name and age of each nominee for director (as of the Record Date), his or her current principal occupation, followed by the biographical information for each such nominee:

Name	Age	Year First Elected by Stockholders	Principal Occupation
Eric A. Benhamou	54	2005	Chairman and Chief Executive Officer, Benhamou Global Ventures, LLC
David M. Clapper	58	2005	Former President and Chief Executive Officer, SurgRx, Inc.
Roger F. Dunbar	64	2005	Retired, Former Global Vice Chairman, Ernst & Young, LLP
Joel P. Friedman	62	2005	Retired, Former President, Business Process Outsourcing, Accenture
G. Felda Hardymon	62	2002	Partner, Bessemer Venture Partners, and Professor of Management Practice, Harvard Business School
Alex W. “Pete” Hart	69	2001	Chairman of the Board, SVB Financial Group, and independent consultant in the financial services industry
C. Richard Kramlich	74	2005	Co-Founder and General Partner, New Enterprise Associates
Lata Krishnan	49	2008	Chief Financial Officer, Shah Capital Partners
Kate Mitchell	51	—	Co-Founder and Managing Director, Scale Venture Partners
Michaela K. Rodeno	63	2001	Retired, Former Chief Executive Officer, St. Supéry Vineyards and Winery
Ken P. Wilcox	61	2000	President and Chief Executive Officer, SVB Financial Group
Kyung H. Yoon	55	2007	Chief Executive Officer, Talent Age Associates LLC

Mr. Eric A. Benhamou is Chairman and CEO of Benhamou Global Ventures, LLC, which was formed in 2003. Benhamou Global Ventures, LLC invests and plays an active role in innovative high tech firms throughout the world. Since 1990, Mr. Benhamou has served as Chairman of the Board of Directors of 3Com Corporation, a public company networking solutions provider, and since 1993, has also served as Chairman of the Board of Directors of Cypress Semiconductor, a public semiconductor company. Currently, Mr. Benhamou serves on the Boards of Directors of the following public companies: RealNetworks, Inc., a creator of digital media services and software (since 2003) and Voltaire Ltd., a grid computing network solutions company (since 2007). Additionally, he serves on the Boards of Directors of several private companies, including ConteXtream, a carrier equipment vendor for intellectual property based media services (since 2007) and Finjan, a global provider of proactive web security solutions (since 2006). Mr. Benhamou serves on the executive committees of TechNet, Stanford University School of Engineering and Ben Gurion University of Negev. Additionally, he is a visiting professor at the INSEAD Business School and the Chairman of the Israel Venture Network, a venture philanthropy organization for a stronger Israeli society.

Mr. Benhamou’s prior public company experience includes serving as Chairman of the Board of Directors of Palm, Inc., a mobile products provider (from 1999 to 2007), interim Chief Executive Officer of Palm (from 2001 to 2003), and Chief Executive Officer of 3Com Corporation, a network solutions provider (from 1990 to 2000). Prior to the assumption of these positions, Mr. Benhamou held a variety of senior management positions at 3Com. He has also served as a member of the Boards of Directors of the following private companies: Atrica, a provider of optical Ethernet solutions (from 2000 to 2008), Go Networks, a wireless network hardware provider (from 2004 to 2008), Purewave Networks, a WiMax base station vendor for wireless carriers (from 2007 to 2009) and WisdomArk, Inc., a consumer web service company (from 2005 to 2008). He also served on the executive committee of the Computer Science and Telecommunications Board (CSTB) (from 2003 to 2008). In 1981, Mr. Benhamou co-founded Bridge Communications, an early networking pioneer, and was Vice President of Engineering until its merger with 3Com in 1987. In 2003, Mr. Benhamou was appointed to the Joint High Level Advisory Panel of the U.S.-Israel Science and Technology Commission by U.S. Commerce Secretary Donald Evans.

Mr. Benhamou holds a diplôme d’Ingenieur de l’École Nationale Supérieure d’Arts et Métiers in Paris, France, a master’s degree in Science from the School of Engineering at Stanford University and several honorary doctorates.

The Board believes that Mr. Benhamou possesses specific attributes which qualify him to serve on the Board, including his experience with both public and private technology companies (as part of management and/or as a director and investor), as well as his experience in the global markets, particularly in Israel.

Mr. David M. Clapper is the former President and Chief Executive Officer of SurgRx, Inc., a private company medical device manufacturer, until SurgRx’s acquisition by Ethicon Endo-Surgery in December 2008. He served in that role from 2005 to 2008. He is currently a member of the Boards of Directors of the following private companies: Dfine, Inc., an electrosurgical system developer (since 2007), Sierra Surgical Technologies (formerly Sierra Medical), a surgical device company (since 2007), Baxano, a medical device manufacturer (since 2009) and Neomend, a designer of surgical sealants and adhesion prevention products (since 2010).

Mr. Clapper’s prior public company experience includes serving as President and Chief Executive Officer and a member of the Board of Directors of Focal, Inc., a developer of surgical sealant (from 1994 to 1999) and serving in a variety of management positions at Johnson & Johnson, a provider of consumer health care products and services (from 1977 until 1993). His prior private company experience includes serving as President and Chief Executive Officer and a member of the Board of Directors of Novacept, a medical device company, from 1999 until Novacept’s acquisition by Cytyc Corporation in 2004, as well as serving as a member of the Boards of Directors of St. Francis Medical Technology, a medical device manufacturer (in 2006), Conor Medsystems, a developer of drug delivery technology (from 2004 to 2007) and Pulmonx, a medical device company (from 2003 to 2006).

Mr. Clapper holds a bachelor’s degree in Marketing from Bowling Green State University.

The Board believes that Mr. Clapper possesses specific attributes which qualify him to serve on the Board, including his experience with both public and private life science companies (as part of management and/or as a director).

Mr. Roger F. Dunbar retired from Ernst and Young in 2004, where from 2000 to 2004, he held the position of Global Vice Chairman. In his role as Global Vice Chairman, Mr. Dunbar was responsible for developing the Ernst & Young Strategic Growth Markets operations and Global Venture Capital Services. In addition, he was a member of Ernst & Young’s Global Practice Council and Global Management Committee. From 1974 to 2000, Mr. Dunbar was a client service partner and held a variety of senior leadership and operational roles, including Partner-in-Charge and Area Managing Partner, Silicon Valley and the Pacific Northwest Area. In addition, he has taught at Santa Clara University’s Graduate School of Business and in Ernst & Young’s National Education Program.

Mr. Dunbar currently serves as a member of the Advisory Board of Desert Mountain Properties. He has also served as a member of the Advisory Board for Santa Clara University and as a member of Joint Venture Silicon Valley’s 21st Century Education Board. In addition, prior to becoming a director of the Company in 2005, Mr. Dunbar served as an advisory member of the Company’s Board from 2001 to 2004.

Mr. Dunbar holds a bachelor’s degree in Business from San Francisco State University and holds a master’s degree in Business Administration from Santa Clara University.

The Board believes that Mr. Dunbar possesses specific attributes which qualify him to serve on the Board, including his management experience with a nationally-recognized independent auditing firm, his prior accounting and audit experience with both public and private companies, his prior experience working with venture capital firms, and his strategic and operational experience in the global markets, particularly in the United Kingdom and Israel.

Mr. Joel P. Friedman retired from Accenture, a public company global management consulting firm in 2005, where he held the position of President of the Business Process Outsourcing (“BPO”) organization. Prior to his retirement as President of Accenture’s BPO organization, Mr. Friedman was responsible for overseeing Accenture’s portfolio of BPO businesses, as well as fueling new innovation and growth in BPO. He was a member of Accenture’s Board of Directors (from 2001 to 2005) and also served on the company’s Executive Committee and Global Leadership Council. Over the course of his 34-year career with Accenture, Mr. Friedman held a variety of senior leadership roles. He was a partner in Accenture’s Corporate Development Organization, served as a managing general partner of the company’s former venture capital business, Accenture Technology Ventures, led Accenture’s banking and capital markets program, and was instrumental in founding and managing Accenture’s strategy consulting practice. In addition, from 1998 to 2004, Mr. Friedman was also a member of the Dean’s Advisory Council for Stanford Graduate School of Business.

Currently, Mr. Friedman is a member of the Board of Directors of NeuStar, a public company provider of essential clearinghouse services to the communications industry (since 2006), and an advisory director of EXL Service, a public company provider of offshore business process outsourcing solutions (since 2008), He also is a member of the Board of Directors of Endeca Technologies, Inc., a provider of enterprise search solutions (since 2006), as well as a member of the Advisory Board of FTV Capital (formerly Financial Technology Ventures) (since 2005). Additionally, he serves on the Boards of Directors of Community Gatepath, a non-profit organization dedicated to enabling persons with disabilities to live as fully integrated members of the community (since 1991), and Junior Achievement of Northern California, a non-profit organization that assists young people understand the economics of life (since 2004).

Mr. Friedman holds a bachelor’s degree in Economics from Yale University and a master’s degree in Business Administration from Stanford University.

The Board believes that Mr. Friedman possesses specific attributes which qualify him to serve on the Board, including his management experience with a nationally-recognized global consulting firm that involved work with venture capital funds, the banking industry and capital markets.

Mr. G. Felda Hardymon is currently a Partner at Bessemer Venture Partners (“Bessemer”), a venture capital firm located in Wellesley Hills, Massachusetts. Mr. Hardymon joined Bessemer in May 1981 and has also held the title of General Partner. In addition, since 1998, Mr. Hardymon has been on the faculty at Harvard Business School where he is currently the MBA Class of 1975 Professor of Management Practice. Currently, Mr. Hardymon serves on the Boards of Directors of the following private companies: Endeca Technologies, Inc., a provider of enterprise search solutions (since 2000), First Index, which provides online sourcing and marketplace services to manufacturing companies (since 2000), Vertica, a software company (since 2006), Streambase, a company which processes and analyzes real-time streaming data (since 2006), and Axis Networks, a provider of re-configurable digital radio platforms (since 2007).

Previously, Mr. Hardymon served on the Boards of Directors of the following public companies: Portrait Software, a customer interaction management provider (from 2002 to 2009), VideoServer (now known as Ezenia), a communications switch company (from 1991 to 1995), Davox Corp., a communications technology company (from 1982 to 1990) and Parametric Technology, a product development solutions provider (from 1985 to 1990). In addition, Mr. Hardymon previously served on the Boards of Directors of the following private companies: Airtech Group, a telecommunications company, LBMS, a process management software developer, Summagraphics, a technology company, and Celtel International, a telecommunications company.

Mr. Hardymon holds a bachelor’s degree in Mathematics from Rose Polytechnic Institute, a master’s degree in Mathematics from Duke University, a master’s degree in Business Administration from Harvard University, and a Ph.D. in Mathematics from Duke University.

The Board believes that Mr. Hardymon possesses specific attributes which qualify him to serve on the Board, including his extensive experience as a partner of a prominent venture capital firm and his experience investing and serving as a director on a variety of public and private companies.

Mr. Alex W. “Pete” Hart has worked as an independent consultant to the financial services industry since 1997. Previously, Mr. Hart served as Chief Executive Officer of Advanta Corporation, a public diversified financial services company (from 1995 to 1997), where he had previously served as Executive Vice Chairman (from 1994 to 1995). Prior to joining Advanta, he was President and Chief Executive Officer of MasterCard International, a public company worldwide payment service provider (from 1994 to 1998). Mr. Hart is currently a member of the Boards of Directors of the following public companies: Fair Isaac Corporation, a predictive software company (since 2002), Global Payments, Inc., a payment services company (since 2001) and VeriFone Holdings, Inc., an electronics company. In addition, Mr. Hart serves on the Board of Directors of eHarmony.com, an online compatibility service (since 2004).

Mr. Hart was also a member of the Boards of Directors of various private companies, including HNC Software, Retek Inc., Shopping.com, Actrade Financial Technologies, Sanchez Computer Associates, US Encode, and Sequal Technologies, Inc.

Mr. Hart holds a bachelor’s degree in Social Relations from Harvard University.

The Board believes that Mr. Hart possesses specific attributes which qualify him to serve on the Board, including his wide experience within the financial services industry, as part of management as well as a director of both public and private companies.

Mr. C. Richard Kramlich, is Co-Founder and General Partner of New Enterprise Associates, a venture capital firm. Prior to founding NEA in 1978, Mr. Kramlich was a general partner of Arthur Rock & Associates (from 1969 to 1977) and Executive Vice President of Gardner & Preston Moss (from 1964 to 1969). Mr. Kramlich is currently a member of the Boards of Directors of the following public companies: Zhone Technologies, a provider of broadband access equipment (since 1999) and Sierra Monitor Corporation, a provider of hazardous gas detection systems (since 1984). He is also a member of the Boards of Directors of the following private companies: Tabula, a semiconductor company (since 2005), Financial Engines, a creator of advice technology (since 1997), Force10 Networks, a developer of communication network routing and switching equipment (since 2000), Visual Edge Technologies, an imaging solutions company (since 2002), Xoom, a money transfer company (since 2004), Kor Technology, a leading edge aerospace defense technology company (since 2006), TriAlpha Energy, a nuclear fusion research company (since 2006), MaxiScale, a developer of software for controlling infrastructure costs (since 2007) and Movius, a messaging, collaboration and mobile media solutions company (since 2007).

Previously, Mr. Kramlich was a member of the Boards of Directors of the following public companies: Silicon Graphics (acquired by Hewlett-Packard); 3Com Corporation; Healtheon/WebMD; Immunex (acquired by Amgen); Juniper Networks; Macromedia; and Semiconductor Manufacturing International. In addition, Mr. Kramlich previously served on the Boards of Directors of the following private companies: Celetronix, Decru (acquired by NetApp), Chalone Wine Group (acquired by Diageo), Ascend Communications (acquired by Lucent Technologies), Dallas Semiconductor (acquired by Maxim Integrated Products), Foveon (acquired by Sigma Corporation), InfoGear (acquired by Cisco Systems), NetSolve (acquired by Cisco Systems), NEXT HOP (acquired by U4EA Technologies), Fabric7 Systems and Informative (acquired by Satmetrix, Inc.). In addition, he was Chairman and President of the National Venture Capital Association. Prior to becoming a director of the Company in 2005, Mr. Kramlich also served as an advisory member of the Company’s Board from 2003 to 2005.

Mr. Kramlich holds a bachelor of science degree in History from Northwestern University and a master’s degree in Business Administration from Harvard University.

The Board believes that Mr. Kramlich possesses specific attributes which qualify him to serve on the Board, including his extensive experience as a co-founder and partner of a prominent venture capital firm and his experience investing and serving as a director on a variety of public and private companies, as well as his experience in global markets, particularly in China.

Ms. Lata Krishnan is currently the Chief Financial Officer of Shah Capital Partners, a leading mid-market technology private equity fund that was founded in 2003. In 1989, Ms. Krishnan co-founded SMART Modular Technologies, Inc., a manufacturer of computer memory modules, and served as its Chief Financial Officer until its merger with Solectron Corporation in 1999. Prior to founding SMART, Ms. Krishnan held various corporate accounting and finance positions with Montgomery Securities, Arthur Andersen & Company LLP, and Hill Vellacott & Company in London. Ms. Krishnan is also the Vice Chair and a director of the American India Foundation, an organization she co-founded in 2001 to accelerate social and economic development in India (since 2001). She is also a charter member of TiE, a fellow of the American Leadership Forum (since 1998), and a member of the Boards of Directors of the America’s Foundation for Chess, a foundation committed to children’s education (since 2003) and The Commonwealth Club, a public affairs forum (since 2004). Ms. Krishnan also serves on the board of CEO Women, an organization that seeks to create economic opportunities for low-income immigrant and refugee women (since 2009), Narika, a shelter for abused women in the Asian community (since 1998), the Global Philanthropy Forum, a council on world affairs (since 2006), Global Heritage Fund, an international heritage conservancy (since 2009) and Enlighted Inc., an information technology consulting firm (since 2010).

Ms. Krishnan holds a bachelor of science degree with honors from the London School of Economics and is a member of the Institute of Chartered Accountants in England and Wales.

The Board believes that Ms. Krishnan possesses specific attributes which qualify her to serve on the Board, including her financial background and experience with a leading technology private equity fund, as well as her experience in global markets, particularly in India.

Ms. Kate Mitchell is Managing Partner and a co-founder of Scale Venture Partners, a venture capital firm where she leads investments in software and business services and is instrumental in building the firm’s team and strategic direction. Prior to founding Scale Venture Partners in 1997, Ms. Mitchell was a Senior Vice President at Bank of America, responsible for the development and launch of its internet banking services. Over her 11-year career at Bank of America, Ms. Mitchell held a variety of senior management positions.

Ms. Mitchell is currently a member of the Boards of Directors of the following private companies: Jaspersoft, Inc., a manufacturer of business intelligence software (since 2009), and mBlox, Inc., a mobile transaction network provider (since February 2010). Additionally, having served on its Board of Directors since 2007, Ms. Mitchell is currently the Chairman-Elect of the National Venture Capital Association (NVCA) and a member of NVCA’s Executive Committee. Through NVCA, she is actively involved with regulatory and economic policy impacting the venture industry and the companies that are funded by venture capital in the areas of technology, clean tech and health care. She also serves on the Silicon Valley Bank Venture Capital Advisory Board (since 2008), as well as the Board of Directors of Friends of the San Francisco Public Library (since 2007).

Previously, Ms. Mitchell served on the Board of Directors of Acusphere, Inc., a public pharmaceutical company (from 1999 to 2005) and on the Boards of Directors of the following private companies: Songbird Medical (from 1998 to 2005), Tonic Software, Inc. (from 2000 to 2005), Wayport, Inc. (from 2000 to 2008) and Pavilian Technologies, Inc. (from 2004 to 2007).

Ms. Mitchell holds a bachelor’s degree in Political Science from Stanford University and a master’s degree in Business Administration from Golden Gate University.

The Board believes that Ms. Mitchell possesses specific attributes which qualify her to serve on the Board, including her extensive experience as a co-founder and partner of a prominent venture capital firm, her experience investing and serving as a director on a variety of public and private companies, and her prior banking work experience.

Ms. Michaela K. Rodeno retired from her position as the Chief Executive Officer of Skalli Corporation (dba St. Supery Vineyards and Winery), located in Rutherford, California, in 2009, a position she held since 1988. She continues to serve as a member of its Board of Directors. She and her family own Villa Ragazzi, a Napa Valley winery with a first vintage of 1988, and 60 acres of vineyards in the Napa Valley. Ms. Rodeno has been a director of the Wine Market Council, a U.S. wine industry trade organization, since its inception in 1994, where she previously served as chairperson of the organization (from 2005 to 2006), and currently serves on the Executive Committee.

Previously, Ms. Rodeno served as the Chairman of the Meritage Association (from 1999 to 2005), and served on the Board of Directors of the Napa Valley Vintners Association (from 1989 to 1993) and has chaired the Napa Valley Wine Auction twice.

Ms. Rodeno holds a bachelor’s degree in French from the University of California, Davis, a master’s degree in French Literature from the University of California, Davis and a master’s degree in Business Administration from the University of California, Berkeley.

The Board believes that Ms. Rodeno possesses specific attributes which qualify her to serve on the Board, including her management experience with a premium winery and her general experience within the wine industry, including as a winery owner.

Mr. Ken P. Wilcox joined the Company in 1990 as Regional Vice President of the Bank’s East Coast Technology Group. Mr. Wilcox held increasingly responsible positions with the Bank, including Manager of the East Cost Technology Group, Executive Vice President and Manager of the East Cost Technology Group, Chief Banking Officer and President and Chief Operating Officer of the Bank. Mr. Wilcox was appointed Chief Executive Officer of the Bank in 2000 and was named President and Chief Executive Officer of the Company in 2001. Additionally, he is a member of the Board of the Federal Reserve Bank of San Francisco, and a member of the Boards of Directors of Silicon Valley Leadership Group, an organization with an emphasis on issues of importance to employers, employees and residents of Silicon Valley (since 2001), the Bay Area Council, a public policy advocacy organization (since 2007), the Northern California Advisory Board of the Asia Society, the leading global organization working to strengthen relationships and promote understanding among the people, leaders and institutions of Asia and the United States (since 2007), the University of California San Francisco Young Adult and Family Center (since 2009) and as an advisory director of the following: Canyon Snow, a consulting firm (since 2009) and the University of California Santa Cruz Graduate School of Business Administration (since 2009).

Previously, Mr. Wilcox served on the Board of Directors of Zhejiang Uni-Power Guarantee Limited (during 2008) and the Silicon Valley Education Foundation (from 2007 to 2008).

Mr. Wilcox holds a bachelor’s degree in German Studies from Oakland University, a Ph.D. in German Studies from Ohio State University and a master’s degree in Business Administration from Harvard University.

The Board believes that Mr. Wilcox possesses specific attributes which qualify him to serve on the Board, including his experience as the chief executive officer of the Company and extensive experience within the banking industry working with public and private technology, life science and venture capital clients.

Ms. Kyung H. Yoon is currently the Chief Executive Officer of Talent Age Associates LLC, a global talent management firm focused on board, executive recruitment, leadership development, training, coaching and interim financial services, serving venture and private equity backed companies and multinational corporations.

She has held this position since December 2008. Ms. Yoon retired from her position in December 2008 as Vice Chairman of Heidrick & Struggles, a world renowned public company executive search and leadership consulting firm, where she had previously held a variety of leadership roles since 1994. Prior to joining Heidrick & Struggles, Ms. Yoon was the President of Benten Investments, Inc., the President of Pacific Union Asset Management and Vice President of Dillingham Development Company. Ms. Yoon started her career with Banque Nationale de Paris, one of the main banks in France and Europe. Currently, Ms. Yoon is Trustee and Director of the Asia America MultiTechnology Association (“AAMA”), a business network promoting technology enterprises (since 2008). She has served as a member of the Board of Directors of AAMA since 2003 and also served as its President from 2006 to 2007. In addition, she also serves on Stanford University’s SPRIE Greater China Networks Project Advisory Board (since 2004) and the Advisory Board of the Asia Society of Northern California.

Additionally, Ms. Yoon served on Harvard University’s John F. Kennedy School of Government Women’s Leadership Board, San Jose Museum of Art Board of Trustees, Board of Asia Pacific Fund, Advisory Board of Joint-Venture Silicon Valley and Advisory Board of Affinity Circles, a leading provider of trusted social networks for affinity based organizations.

Ms. Yoon holds a bachelor’s degree in Economics and French Literature from Goucher College in Baltimore, Maryland and a master’s degree in Business Administration in Finance and Marketing from the University of Chicago.

The Board believes that Ms. Yoon possesses specific attributes which qualify her to serve on the Board, including her management experience with a global management firm, as well as her experience in global markets, particularly in Asia.

Vote Required

The twelve (12) nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum.

BOARD COMMITTEES AND MEETING ATTENDANCE

As of the date of this Proxy Statement, the Company’s Board has the following committees, each of which meets on a regular basis: (1) Audit Committee, (2) Compensation Committee, (3) Directors’ Loan Committee, (4) Finance Committee and (5) Governance Committee.

During fiscal year 2009, the Board held eleven (11) meetings. Each director attended or participated telephonically in 75% or more of the total number of meetings of the Board, and of the committees on which he or she served, which were held during the period for which he or she was a director or committee member. It is the Board’s policy that each director employs his or her best efforts to attend each of the Company’s annual stockholder meetings. All Board members with the exception of Messrs. Hardymon and Porter attended the Annual Meeting of Stockholders in 2009.

Committee Members and Meetings

The following table provides membership and meeting information for each of the Board’s committees as of the date of this Proxy Statement:

Name	Audit Committee	Compensation Committee	Directors’ Loan Committee	Finance Committee	Governance Committee
Eric Benhamou			✓		✓
David Clapper	✓		✓
Roger Dunbar	✓*			✓*
Joel Friedman	✓			✓
G. Felda Hardymon				✓	✓
Alex “Pete” Hart		✓			✓*
C. Richard Kramlich		✓		✓
Lata Krishnan	✓		✓
Jim Porter (1)		✓	✓*
Michaela Rodeno		✓*	✓
Kyung Yoon		✓	✓
Number of meetings held during 2009	15	12	8	9	4

*	Committee chair

(1)	Mr. Jim Porter will serve on the Board of Directors and the above indicated Board Committees until the Meeting on April 22, 2010.

Committee Governance

The Governance Committee, in coordination with the Board, implements and develops a process to conduct an annual assessment of committee performance and effectiveness, which includes a self-assessment by each committee and a performance review of each committee by non-committee members. The review includes an evaluation of various areas that may include committee sizes, committee composition, committee performance, committee coordination with one another and committee involvement of the full Board. The results of the committee performance assessment are reviewed by each respective committee, as well as by the Governance Committee, and discussed with the full Board.

Each committee’s charter addresses its purpose and responsibilities and contains other provisions relating to, among other matters, the committee’s organization and meeting requirements. Pursuant to the committee charters, all committees may, in each of their discretion, form and delegate all or a portion of its authority to subcommittees. Each committee’s charter requires the committee to annually review and assess its charter’s content and sufficiency, with final approval of any proposed changes required by the full Board. Stockholders and other interested persons may view a copy of each committee’s charter on our website, http://www.svb.com under “Corporate Governance”.

Committee Responsibilities

The oversight responsibilities of the Board’s committees are as follows:

Audit Committee

•	The Company’s corporate accounting and financial reporting processes and the quality and integrity of the Company’s financial statements and reports.

•	The selection, engagement and termination of the Company’s independent auditors.

•	The qualification, independence and performance of the Company’s independent auditors.

•	The Company’s internal auditing function and other risk management functions, including the Company’s enterprise-wide risk management program and security program.

Compensation Committee

•	The overall compensation strategies, plans, policies and programs of the Company.

•	The approval of director and executive compensation.

Directors’ Loan Committee

•	The credit and lending strategies and objectives of the Company.

•	The credit management and lending practices of the Company, including reviewing internal credit policies and establishing portfolio limits.

•	The review, quality and performance of the credit portfolio of the Company.

Finance Committee

•	The financial strategies and objectives of the Company.

•	The financial risk management of the Company.

•	The capital management of the Company.

•	The review of the Company’s financial performance and compliance with applicable financial regulatory requirements.

•	The review of certain corporate development matters, such as proposed mergers and acquisitions.

Governance Committee

•	The Company’s general corporate governance practices, including review of the Company’s Corporate Governance Guidelines.

•	The annual performance review of the Company’s Board and its committees.

•	The identification and nomination of director candidates.

•	The regulatory compliance function of the Company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Report of the Audit Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Company’s Audit Committee (the “Audit Committee”) has prepared the following report for inclusion in this Proxy Statement. The Audit Committee is governed by a charter, which specifies, among other things, the scope of its responsibilities and how those responsibilities are performed. The Audit Committee members are “independent” as defined by Nasdaq, the listing standard applicable to the Company.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on the Company’s website at http://www.svb.com.

The primary responsibility of the Audit Committee is to act on behalf of the Board in fulfilling the Board’s responsibility with respect to overseeing the Company’s accounting and reporting practices and the quality and integrity of the Company’s financial statements and reports, and to review the qualifications, independence, and performance of the certified public accountants engaged as the Company’s independent auditors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered public accounting firm, KPMG LLP, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee received from the independent auditors the written disclosures and letter required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, which supersedes Independence Standards Board Standard No.1, Discussions with Audit Committees, and discussed with the independent auditors the auditors’ independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC.

This report is included herein at the direction of the members of the Audit Committee.

AUDIT COMMITTEE

Roger Dunbar (Chair)

David Clapper

Joel Friedman

Lata Krishnan

Proposal No. 2

APPROVAL OF AN AMENDMENT TO THE 1999 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors Recommends a Vote “For” the Approval of an Amendment to

the 1999 Employee Stock Purchase Plan

The stockholders are being asked to approve an amendment to the Company’s 1999 Employee Stock Purchase Plan (the “Purchase Plan”). A total of 1,000,000 shares of our common stock were initially authorized for sale under the Purchase Plan. The Purchase Plan is a significant part of our overall equity compensation strategy, especially with respect to our non-executive employees and is one of the primary programs through which our employees may achieve ownership in the Company and thereby share in the success of our Company. Therefore, the Board has approved an amendment to the Purchase Plan to increase the number of the Company’s common stock available for sale under the Purchase Plan by 1,000,000 shares to a total of 3,000,000 (as adjusted for stock splits) shares, subject to stockholder approval at the Meeting. As of February 24, 2010, without giving effect to the proposed amendment, a total of 374,449 shares were available for sale under the Purchase Plan. The Purchase Plan is not being amended in any other material respect.

Summary of the Company 1999 Employee Stock Purchase Plan

The following is a summary of the principal features of the Purchase Plan and its operation. The summary is qualified in its entirety by reference to the Purchase Plan as set forth in Appendix A.

General.

The Purchase Plan originally was adopted by the Board in January 1999 and approved by our stockholders in April 1999. The Board approved the amendment to increase the number of the Company’s common stock available for sale under the Purchase Plan by 1,000,000 shares on February 22, 2010, subject to and effective upon, stockholder approval at the Meeting. The purpose of the Purchase Plan is to provide a means by which employees of the Company and its designated affiliates may be given an opportunity to purchase common stock of the Company.

Shares Available for Issuance.

If our stockholders approve this proposal, a total of 3,000,000 (as adjusted for stock splits) shares of our common stock will be subject to the Purchase Plan. As of February 24, 2010, after giving effect to the proposed amendment, a total of 1,374,449 shares would be actually available for sale under the Purchase Plan.

Administration.

The Board administers the Purchase Plan unless and until the Board delegates administration to a committee appointed by the Board (in either case, the “Administrator”). Whether or not the Board has delegated administration, the Board has the final power to determine all questions of policy and expediency that may arise in the administration of the Purchase Plan. The Administrator has the power to construe and interpret the Purchase Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Purchase Plan, in a manner and to the extent it deems necessary or expedient to make the Purchase Plan fully effective. The Administrator may amend or terminate the Purchase Plan, subject to the Purchase Plan’s provisions. Generally, the Administrator may exercise such powers and to perform such acts it deems necessary or expedient to promote the best interests of the Company and its affiliates and to carry out the intent that the Purchase Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Any interpretation of the Plan by the Board of any decision made by it under the Plan is final and binding on all persons.

Eligibility.

Employees of the Company and its designated affiliates whose customary employment is at least twenty (20) hours per week and more than five (5) months in a calendar year are eligible to participate in the Purchase Plan; except that no employee will be granted an option under the Purchase Plan to the extent that, immediately after the grant, such employee would own five (5%) or more of the total combined voting power or value of all classes of the Company’s stock or the stock of any parent or subsidiary. The Administrator may require that an employee be in the employ of the Company or any affiliate for a continuous period of time preceding the grant of a right, but in no event will the required period of continuous employment be greater than two (2) years. Officers of the Company and any designated subsidiary are eligible to participate in the Purchase Plan; provided, however, that the Administrator may provide that certain employees who are highly compensated employees within the meaning of Code Section 414(q) with compensation above a certain level or who is an officer or subject to the disclosure requirements under Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended, will not be eligible to participate in the Purchase Plan. The Administrator has the authority to adjust eligibility requirements consistent with the terms of the Purchase Plan.

Notwithstanding the foregoing, no employee will be granted a right to purchase stock under all of the Company’s employee stock purchase plans that accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such right is granted) for each calendar year in which such rights are outstanding at any time. Subject to the limit in the previous sentence, the maximum aggregate number of shares that a participant may purchase during an offering is 3,000 shares.

Offerings.

The Purchase Plan is implemented by offerings of rights to eligible employees. Each offering will be in such form and will contain such terms and conditions as the Administrator will deem appropriate, which will comply with Code Section 423(b). The provisions of separate offerings need not be identical. The Administrator will determine the duration of an offering period, provided that no offering period can exceed twenty-seven (27) months.

If an employee has more than one (1) right outstanding under the Purchase Plan, unless he or she indicates otherwise, a right with a lower exercise price (or an earlier-granted right if two (2) rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right if two (2) rights have identical exercise prices) will be exercised.

Contributions.

An eligible employee may become a participant in the Purchase Plan pursuant to an offering by delivering an enrollment agreement to the Company within the time period specified in the offering, in such form as the Company provides. Employees may authorize payroll deductions of up to 15% of such employee’s earnings during the offering.

Purchase Price.

The purchase price for shares is the lesser of: (i) eighty-five percent (85%) of the fair market value of the common stock on the first date of the offering, or (ii) eighty-five percent (85%) of the fair market value of the common stock on the purchase date.

Payment of Purchase Price.

On each purchase date, each participant’s accumulated contributions will be applied to the purchase of whole shares of Company common stock, up to the maximum number of shares permitted under the Purchase Plan and a given purchase period. No fractional shares will be issued.

Withdrawal.

At any time during an offering, a participant may terminate his or her contributions under the Purchase Plan and withdraw from the offering by delivering to the Company a notice of withdrawal in such form as the Company provides. The withdrawal may be elected at any time prior to the end of the offering except as provided by the Administrator. Once a participant withdraws from an offering, the Company will distribute to the participant all of his or her accumulated payroll deductions under the offering, without interest, and the participant’s interest in that offering will be automatically terminated. A participant’s withdrawal from an offering will have no effect upon his or her eligibility to participate in any other offerings under the Purchase Plan, but the participant will be required to deliver a new enrollment agreement in order to participate in subsequent offerings under the Purchase Plan.

Termination of Employment.

Rights granted under the Purchase Plan terminate immediately upon cessation of a participant’s employment with the Company and any designated affiliate for any reason. Once a participant’s employment is terminated, the Company will distribute to such terminated employee all of his or her accumulated contributions under the offering without interest.

Adjustments upon Changes in Capitalization, Dissolution or Liquidation, or Change of Control.

Changes in Capitalization. If any change is made in the stock subject to the Purchase Plan, or subject to any rights granted under the Purchase Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Purchase Plan and outstanding rights will be appropriately adjusted in the classes and maximum number of shares subject to the Purchase Plan and the classes and number of shares and price per share of stock subject to outstanding rights. Such adjustments will be made by the Administrator, whose determination will be final, binding and conclusive. The conversion of any convertible securities of the Company will not be treated as a transaction not involving the receipt of consideration by the Company.

Dissolution, Liquidation, or Change in Control. In the event of the Company’s dissolution or liquidation or certain change in control transactions set forth in the Purchase Plan, then the Administrator in its sole discretion may take any of the following actions: (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Purchase Plan, (ii) such rights may continue in full force and effect, or (iii) all participants’ accumulated payroll deductions may be used to purchase the Company’s common stock immediately prior to or within a reasonable period of time following the dissolution, liquidation or transaction, and the participants’ rights under the ongoing offering terminated.

Amendment and Termination of the Purchase Plan.

Amendment. The Board may, at any time and from time to time, amend the Purchase Plan or the terms of one or more offerings. Certain amendments will not be effective unless stockholder approval is obtained within twelve (12) months before or after the amendment, including increasing the number of shares reserved under the Purchase Plan, modifying the eligibility provisions, and other modifications which require stockholder approval under Code Section 423 or Rule 16b-3. The Administrator may amend the Purchase Plan or an offering in any respect the Administrator deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Purchase Plan and/or rights granted under an offering into compliance therewith. Amendments generally may not adversely affect any rights and obligations granted before the amendment, except with the consent of the affected participant, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Purchase Plan and/or rights granted under an offering comply with the requirements of Section 423 of the Code.

Termination. The Administrator in its discretion may suspend or terminate the Purchase Plan at any time. The Purchase Plan will automatically terminate if all the shares subject to the Purchase Plan are issued. No rights may be granted under the Purchase Plan while the Purchase Plan is suspended or after it is terminated. Rights and obligations under any rights granted while the Purchase Plan is in effect generally will not be impaired by suspension or termination of the Purchase Plan, except as expressly provided in the Purchase Plan, or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Purchase Plan and/or rights granted under an offering comply with the requirements of Section 423 of the Code.

Participation in Plan Benefits

Participation in the Purchase Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions or other contributions. Accordingly, future purchases under the Purchase Plan are not determinable. Non-employee directors are not eligible to participate in the Purchase Plan. For illustrative purposes, the following table sets forth (i) the number of shares of our common stock that were purchased during the last fiscal year under the Purchase Plan and (ii) the weighted average price per share paid for such shares.

Name of Individual or Group	Number of Shares Purchased	Weighted Average Per Share Purchase Price ($)
Ken Wilcox.	0	$0
Greg Becker.	0	$0
Michael Descheneaux	962	$22.07
Mark MacLennan.	0	$0
Dave Jones.	532	$22.53
All executive officers, as a group	2,442	$22.30
All directors who are not executive officers, as a group	0	$0
All employees who are not executive officers, as a group	225,413	$22.41

Certain U.S. Federal Income Tax Information

The following brief summary of the effect of U.S. federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or non-U.S. jurisdiction in which the participant may reside.

The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant generally will be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two (2) years from the first day of the applicable offering and one (1) year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) the excess of the fair market value of a share on the offering date that the right was granted over the purchase price for the right. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE PURCHASE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR NON-U.S. JURISDICTION IN WHICH THE PARTICIPANT MAY RESIDE.

Vote Required; Recommendation of Board of Directors

The approval of the amendment to the Purchase Plan requires the affirmative vote of the holders a majority of the Votes Cast on the proposal at the Meeting.

Our Board of Directors has approved this proposal and recommends that stockholders vote “FOR” the approval of the amendment to the Company’s 1999 Employee Stock Purchase Plan.

Proposal No. 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors Recommends a Vote “For” the Ratification of the Appointment

of KPMG LLP as the Company’s Independent Registered Public Accounting Firm

The Audit Committee has appointed the firm of KPMG LLP to be the independent registered public accounting firm of the Company for the 2010 fiscal year. KPMG LLP has audited the Company’s financial statements since November 1994. While neither the Company’s bylaws nor other governing documents require stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm, the Board is, based on the recommendation of the Audit Committee, submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify such selection by the affirmative vote of the holders of a majority of the Votes Cast, the Audit Committee may reconsider its selection.

Representatives from the firm of KPMG LLP will be present at the Meeting and afforded the opportunity to make a statement if they desire to do so. They will also be available to respond to stockholders’ questions.

PRINCIPAL AUDIT FEES AND SERVICES

The following table sets forth fees for services billed by or expected to be billed by KPMG LLP for the fiscal years 2009 and 2008, all of which were approved by the Audit Committee in conformity with its pre-approval process:

	2009	2008
Audit fees	$2,674,438	$2,588,650
Audit-related fees (1)	1,052,317	902,312
Tax fees (2)	430,604	344,737
All Other Fees (3)	357,951	0

Total	$4,515,310	$3,835,699

(1)	Consists principally of: (i) fees billed or expected to be billed related to certain of the Company’s subsidiaries’ financial statements and business processes review, (ii) fees for services relating to the Company’s preparation and filing of certain securities registration statements, and (iii) fees relating to the Company’s offering of its debt and equity securities.

(2)	Represents fees for services provided in connection with the Company’s tax compliance, tax advice and tax planning.

(3)	Represents fees for advisory services relating to the Company’s global banking initiatives and analysis of certain accounting standards.

In accordance with its charter, the Audit Committee must explicitly approve the engagement of the independent auditor for all audit and permissible non-audit related services, as required by law. The charter also provides that, to the extent permitted by applicable law, the Audit Committee may adopt pre-approval policies and procedures, as well as delegate authority to grant approvals to one or more members of the Audit Committee. During the fiscal years 2009 and 2008, all such services provided by KPMG LLP were approved or pre-approved by the Audit Committee. Additionally, all non-audit related services provided by KPMG LLP were reviewed with the Audit Committee, which concluded that the provision of such services did not compromise KPMG LLP’s independence in the conduct of its auditing function.

INFORMATION ON EXECUTIVE OFFICERS

Our executive officers perform policy-making functions for the Company within the meaning of applicable SEC rules. Such officers may also serve as officers of the Bank and/or the Company’s other subsidiaries. There are no family relationships among directors or executive officers of the Company.

The following information outlines the name and age of each of the executive officers of the Company (as of the Record Date) and his or her principal occupation with the Company, followed by biographical information of each such executive officer:

Name	Age	Principal Occupation
Ken P. Wilcox	61	President, Chief Executive Officer and Director
Greg W. Becker	42	President, Silicon Valley Bank
Mary J. Dent	48	General Counsel
Michael R. Descheneaux	42	Chief Financial Officer
Christopher D. Edmonds-Waters	47	Head of Human Resources
Dave A. Jones	52	Chief Credit Officer
Harry W. Kellogg, Jr.	66	Vice Chairman, Silicon Valley Bank, and Head of Relationship Management
Mark A. MacLennan	56	President, SVB Capital
Marc J. Verissimo	54	Chief Strategy and Risk Officer

Mr. Ken P. Wilcox’s biography can be found under “Proposal No. 1—Election of Directors—Nominees for Directors” above.

Mr. Greg W. Becker joined the Company in 1993 as part of the Northern California Technology Division. Mr. Becker joined the National Division in 1995 and in 1996 opened the Company’s regional office in Boulder, Colorado, serving as Senior Vice President and Manager. Mr. Becker served as the Division Manager of the Venture Capital Group from 1999 to 2001 and as Chief Banking Officer from 2002 to 2003. In 2003, Mr. Becker was appointed Chief Operating Officer, Commercial Bank, and then as President, Silicon Valley Bank, in 2008.

Mr. Becker currently serves as a director on the Board of Trustees for the Silicon Valley and Monterey Bay Area Chapter of the Leukemia & Lymphoma Society.

Mr. Becker holds a bachelor’s degree in Finance from Indiana University.

Ms. Mary J. Dent joined the Company in 2006 as General Counsel. In 2007, in addition to her responsibilities as General Counsel, Ms. Dent was appointed as Chief Operating Officer, SVB Global, a position she held until December 2008. Prior to joining the Company, Ms. Dent served as General Counsel and as Special Counsel for New Skies Satellites, a global satellite communications service provider based in the Netherlands, from 2000 to 2006, and was an attorney with Goldberg, Godles, Wiener & Wright, a Washington, D.C.-based law firm that specializes in legal and policy matters for technology companies, from 1992 to 2000.

Ms. Dent serves on the Boards of the Silicon Valley Campaign for Legal Services, a fundraising program for Silicon Valley legal service agencies (since 2006) and Joint Venture: Silicon Valley Network, which provides analysis and action on issues affecting the Silicon Valley region’s economy and quality of life (since September 2008).

Ms. Dent holds a bachelor’s degree in Economics from the University of California at Los Angeles and a juris doctor degree from Stanford Law School.

Mr. Michael R. Descheneaux joined the Company in 2006 as the Managing Director of Accounting and Financial Reporting, and was appointed as Chief Financial Officer in 2007. Prior to joining the Company,

Mr. Descheneaux was a managing director with Navigant Consulting, a business consulting firm, from 2004 to 2006, and was an independent consultant from 2002 to 2004. From 1995 to 2002, he served in various leadership roles at Arthur Andersen for the Central and Eastern Europe Region, including lead partner of financial services practice, lead audit partner of telecommunications/high-tech practice and technical expert partner on U.S. GAAP and generally accepted auditing standards matters.

Mr. Descheneaux is a certified public accountant, as well as a member of the Texas State Board of Public Accountancy and the American Institute of Certified Public Accountants, and an associate member of the Association of Certified Fraud Examiners.

Mr. Descheneaux holds a bachelor’s degree in Business Administration from Texas A&M University.

Mr. Christopher D. Edmonds-Waters joined the Company in 2003 as the Director of Organization Effectiveness, and was appointed Head of Human Resources in 2007. Prior to joining the Company, from 1996 to 2003, Mr. Edmonds-Waters held numerous senior human resources positions at Charles Schwab & Co., where he specialized in management learning and development and launched the company’s online training system. He began his human resources management career with Macy’s California, where he worked with all levels of staff as a human resources expert and managed corporate training programs.

Mr. Edmonds-Waters holds a bachelor’s degree in Intercultural Communications from Arizona State University and a master’s degree in Human Resources and Organization Development from the University of San Francisco.

Mr. Dave A. Jones joined the Company in 1997 as the Chief Credit Officer. Prior to joining the Company, Mr. Jones served in various positions with First Interstate Bank of Oregon, which was acquired by Wells Fargo Bank in 1996. He began his banking career with First National Bank of Oklahoma City, before it was acquired by First Interstate.

Mr. Jones earned a bachelor’s degree in Finance from Oklahoma State University and a master’s degree in Business Administration from Oklahoma City University.

Mr. Harry W. Kellogg, Jr. joined the Company in 1986 as Senior Vice President of the Bank’s Technology Division. Mr. Kellogg served as Chief Marketing Officer from 1993 to 1994. Mr. Kellogg then departed from the Company for a period of ten months, during which time he served as Executive Vice President for the Emerging Growth Industries Division of Cupertino Bank. Mr. Kellogg returned to the Company in 1995 as Chief Marketing Officer. From 1997 to 1998, he served as the Manager of the Bank’s Products and Services Group, and from 1998 to 2002, he served as Manager of the Company’s Strategic Initiatives Group. From 2002 to 2005, Mr. Kellogg served as President, SVB Capital. In addition to his role as the President, SVB Capital, Mr. Kellogg served as the interim President of Private Banking from 2002 until his successor was appointed in 2003. He was appointed President of Private Client Services in 2004 and Head of Relationship Management in 2007. He was appointed Vice Chairman of the Board of the Bank in 1999.

Mr. Kellogg is a member of the Boards and Advisory Boards of many civic and industry organizations, including Nollenberger Capital Partners, a full-service broker dealer & investment advisory firm (since 2003), the California/Israel Chamber of Commerce, a not-for-profit organization dedicated to strengthening business and trade relations between California and Israel (since 2002), Ravix Corporation, a public company which provides seasoned consulting expertise (since 2003), Grameen America, a non-profit microfinance organization (since 2009), Stanford Institute for Economic Policy Research, a nonpartisan economic policy research organization (since 2004), and the Tuck Center for Private Equity and Entrepreneurship, which aims to advance the understanding of private equity investing (since 2004). In addition, he is an emeritus board member of the Technology Museum of Innovation. Mr. Kellogg is also a member of TechNet, a bipartisan, political network of CEOs that promotes the growth of technology and the innovation economy (since 1999) and Pacific Community Ventures, which provides resources and capital to businesses that have the potential to bring significant economic gains to low-income communities (since 2005).

Previously, Mr. Kellogg served on the Boards of Directors of Heller Ehrman (from 2005 to 2008), Joint Venture: Silicon Valley Network (from 2004 to 2008), Financial Executives International (from 2003 to 2008), the Asia America MultiTechnology Association (from 2005 to 2008), Menlo College (from 2003 to 2009), the World Economic Forum (from 2004 to 2008) and the Stanford Project on Regions of Innovation and Entrepreneurship (from 2004 to 2008).

Mr. Kellogg attended Menlo College and San Jose State University.

Mr. Mark A. MacLennan joined the Company in 2004 as Head of Global Financial Services. Mr. MacLennan was appointed President of SVB Capital in 2005. Prior to joining the Company, Mr. MacLennan served as Managing Director of the Private Equity Group at Century Capital Management, Inc., an investment management firm, from 1999 to 2004. Prior to that, Mr. MacLennan held a variety of management and leadership positions at Bank Boston (now Bank of America) from 1977 to 1998.

Previously, Mr. MacLennan served on the Board of Directors of LoanCity.com, a private mortgage company, from 2000 to 2005.

Mr. MacLennan holds a bachelor’s degree in Political Economics from Williams College.

Mr. Marc J. Verissimo joined the Company in 1993 as Team Leader in the Northern California Technology Division. Mr. Verissimo was named Manager of the Silicon Valley Lending Division in 1993. Mr. Verissimo served as Manager of the Company’s Corporate Finance Group in 2000. From 2000 to 2002, Mr. Verissimo served as Manager of the Risk Management Group. Mr. Verissimo was named Chief Strategy Officer in 2002, and is currently the Chief Strategy and Risk Officer.

Mr. Verissimo serves on the Boards of Directors of the Entrepreneurs Foundation, a non-profit organization dedicated to strengthening the ties between entrepreneurial companies in the Bay Area and the communities in which they operate and their employees reside (since 2005) and High Street Partners, Inc., a cross-border finance and administrative services firm to companies and institutions with new or existing international operations (since February 2009).

Mr. Verissimo holds a bachelor’s degree in Agricultural Economics from the University of California, Davis, and a master’s degree in Business Administration from Harvard University.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding beneficial ownership as of the Record Date of the Company’s Common Stock by: (i) each of the Company’s directors and director nominees, (ii) each of the executive officers named in the Summary Compensation Table, and (iii) all directors, director nominees and executive officers as a group. Unless otherwise noted, the respective nominees have sole voting and investment power with respect to the shares shown in the table as beneficially owned.

	Shares Beneficially Owned
Name of Beneficial Owner*	Number of Shares	Percent of Class Owned
Eric Benhamou (1)	14,020	*	%
David Clapper (2)	10,020	*	%
Roger Dunbar (3)	10,020	*	%
Joel Friedman (4)	11,020	*	%
G. Felda Hardymon	99,913	*	%
Alex “Pete” Hart (5)	29,965	*	%
C. Richard Kramlich (6)	10,020	*	%
Lata Krishnan (7)	4,107	*	%
Kate Mitchell	0	*	%
James Porter (8)	61,930	*	%
Michaela Rodeno (9)	14,770	*	%
Kyung Yoon (10)	3,970	*	%
Ken Wilcox (11)	248,137	*	%
Greg Becker (12)	138,383	*	%
Michael Descheneaux (13)	22,729	*	%
Dave Jones (14)	168,428	*	%
Mark MacLennan (15)	73,748	*	%
All directors and executive officers as a group (21 persons) (16)	1,196,533	2.85%

*	Represents beneficial ownership of less than 1%.

(1)	Includes 2,057 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(2)	Includes 2,057 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(3)	Includes 2,057 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(4)	Includes 2,057 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(5)	Includes 6,864 shares which may be acquired pursuant to the exercise of stock options or the release of restricted stock units within 60 days of the Record Date.

(6)	Includes 2,057 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(7)	Includes 2,057 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(8)	Includes 4,807 shares which may be acquired pursuant to the exercise of stock options or the release of restricted stock units within 60 days of the Record Date.

(9)	Includes 4,807 shares which may be acquired pursuant to the exercise of stock options or the release of restricted stock units within 60 days of the Record Date.

(10)	Includes 2,057 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(11)	Includes 165,350 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(12)	Includes 115,139 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(13)	Includes 15,526 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(14)	Includes 77,500 shares which may be acquired pursuant to the exercise of stock options or the release of restricted stock units within 60 days of the Record Date.

(15)	Includes 60,675 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(16)	Includes 691,478 shares which may be acquired pursuant to the exercise of stock options or the release of restricted stock units within 60 days of the Record Date.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of December 31, 2009 by those known by the Company to own more than 5% of the outstanding Common Stock of the Company, and is based upon Schedules 13D and 13G filed with the SEC. Applicable percentages are based on 41,338,389 shares outstanding as of December 31, 2009. The Company knows of no persons other than those entities described below which beneficially own more than 5% of the outstanding Common Stock of the Company. Unless otherwise noted, the respective nominees have sole voting and investment power with respect to the shares shown in the table as beneficially owned.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent of Class Owned
FMR LLC (1)	4,027,644	9.74%
82 Devonshire Street
Boston, MA 02109

BlackRock, Inc. (2)	3,588,000	8.68%
40 East 52nd Street
New York, NY 10022

(1)	Information is based on figures set forth in a Schedule 13G filed by FMR LLC on February 16, 2010. According to such 13G, FMR LLC, an investment adviser, has sole voting power with respect to 12,860 shares and sole dispositive power with respect to 4,027,644 shares. These securities are owned by various individual and institutional investors to which FMR LLC serves as investment adviser with power to direct investment and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, FMR LLC is deemed to be a beneficial owner of such securities; however, FMR LLC expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2)	Information is based on figures set forth in a Schedule 13G filed by BlackRock, Inc. on January 20, 2010. BlackRock, Inc. completed its acquisition of Barclays Global Investors from Barclays Bank PLC on December 1, 2009. According to such 13G, of the total shares reported, BlackRock, Inc., an investment adviser, has sole voting power with respect to 3,588,000 shares and sole dispositive power with respect to 3,588,000 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes, based on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company and other information known to the Company, that during fiscal year 2009 its directors, officers (as defined in the rules under Section 16 of the Exchange Act), and any greater than 10% stockholders have complied with all Section 16(a) filing requirements in a timely manner; except for one report relating to his annual equity grant in May 2009 for each of Messrs. Hart and Hardymon due to an administrative reason.

COMPENSATION COMMITTEE REPORT

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Act or the Exchange Act, except to the extent that the Company specifically incorporates the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on this review and these discussions, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and Proxy Statement.

Additionally, the Compensation Committee certifies that with respect to the period during which the Company was a participant in the U.S. Treasury’s TARP Capital Purchase Program1:

(1)	It has reviewed with senior risk officers the senior executive officer (“SEO”)[2] compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company;

(2)	It has reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

(3)	It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

This report is included herein at the direction of the members of the Compensation Committee.

COMPENSATION COMMITTEE

Michaela Rodeno (Chair)

Alex “Pete” Hart

C. Richard Kramlich

James Porter

Kyung Yoon

[1]	The Company repaid its obligation in full on December 23, 2009.
[2]	Our SEOs are our five named executive officers as discussed in the following Compensation Discussion and Analysis.

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s Board of Directors, acting directly or through its Compensation Committee (or the “Committee”), determines the compensation of the Company’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers (the “named executive officers” or “NEOs”). The Compensation Committee is composed entirely of directors who are “independent” under the Nasdaq rules applicable to us. During 2009, the Compensation Committee had the following members: Ms. Michaela Rodeno (Chair), Messrs. Alex “Pete” Hart, C. Richard Kramlich, James Porter, and Ms. Kyung Yoon. During 2009, the Board of Directors did not reject or modify in any material way any action of or recommendation by the Compensation Committee.

As part of its decision-making process, the Compensation Committee has retained the firm Towers Perrin as its independent compensation consultant to serve in an advisory capacity in determining or recommending the amount or form of executive and director compensation. Their specific services to the Compensation Committee include support in the Committee’s effort to periodically review and update, as appropriate, the Company’s compensation philosophy; assistance with the Committee’s periodic review of potential risks associated with the Company’s compensation programs; analysis of NEO and director compensation levels; analysis of Company equity utilization; and periodic reports to the Committee on market compensation trends and developments.

In addition, the Compensation Committee considers recommendations submitted by our Chief Executive Officer (for the NEOs, excluding himself) as well as data and analyses provided by the Company. Our Chief Executive Officer attends some meetings of the Compensation Committee but does not participate in any deliberations relating to his own compensation.

The Overall Environment and Our Performance in 2009

2009 was another highly challenging year for the Company, as it was for most financial services firms in the U.S. We operated under a difficult economic environment with continuing credit challenges, as we did in 2008, but also under heightened regulatory oversight and focus, especially in the area of executive compensation. As a participant in the U.S. Treasury’s TARP Capital Purchase Program (“CPP”) during 2009, we were subject to various executive compensation limitations and increasing Compensation Committee oversight responsibilities. Amidst this environment in 2009, the Committee continued to carry out its executive compensation objectives by focusing primarily on: (i) providing our executives with total pay levels and a mix of pay that are reasonable and appropriately reflect each executive’s performance and the Company’s performance; and (ii) linking pay to performance without providing incentives to take unwise or inappropriate risks. Particularly, in making its executive compensation decisions for 2009, the Committee sought to balance a variety of factors, including our underlying compensation philosophy, each executive’s target total compensation, applicable laws and regulations, executive retention and motivation, and the most significant of all, individual and Company performance.

While our business continued to be impacted by the effects of the economic downturn in 2008, we believe we achieved strong financial results in 2009 relative to the broader financial services industry. Despite the challenges of the economic environment during 2009, the Company maintained exceptional strength during the year due primarily to: (1) our fundamentally strong underwriting and portfolio management; (2) our ample capital and liquidity to weather the economic challenges; and (3) our resulting ability to continue lending to and meeting the needs of our clients, while also continuing to build our business.

The Company performed well during 2009 due to our focus on these areas. Highlights of the Company’s results in 2009 include:

•	We were profitable, achieving consolidated net income available to common stockholders for 2009 of $22.7 million and earnings per diluted common share of $0.66.

•

We improved credit quality, maintaining our already rigorous credit underwriting and portfolio management. Through persistent and consistent effort, we significantly reduced our levels of impaired loans from $84.9 million at the end of 2008 to $50.2 million at the end of 2009.

•

We strengthened our already strong capital position through the completion of a successful $307 million public equity offering during the fourth quarter. In December 2009, we used a portion of the net proceeds to redeem $235 million in preferred shares from the U.S. Treasury, plus accrued dividends, satisfying our obligation under the TARP Capital Purchase Program. As of the end of 2009, we were one of the best-capitalized banks in the industry[3].

•	We added to our already ample liquidity position through deposit growth. We grew average deposits by almost 80%, compared to 2008.

•	We increased our period end investment securities by approximately 150% compared with last year, primarily due to our investment of our excess liquidity from deposit growth.

•

We continued to meet our clients’ needs and gain market share among venture-backed and mature companies. We added more than 400 new loan clients, responsible for nearly $1 billion in new borrowings. Overall, we added nearly 1,000 new clients during 2009.

•	We continued to invest in our long term growth, including in particular our international expansion.

•	We increased net interest income by nearly 4% during 2009 despite a low interest rate environment, as well as reduced loan demand due to efforts by some clients to deleverage their businesses.

•	We maintained our expense control discipline, primarily by deferring some of our hiring.

Participation in U.S. Treasury’s TARP Capital Purchase Program during 2009

We participated in the CPP in December 2008 so that we could continue to lend and support our current and prospective clients, especially during an unstable economic environment. Under the terms of our participation, we received $235 million in exchange for the issuance of preferred stock and a warrant to purchase common stock. During the latter part of 2009, we decided to take steps to exit the CPP, and after consulting with our primary regulator, the Federal Reserve Bank of San Francisco, and the U.S. Treasury, we repaid our CPP obligation in full on December 23, 2009. While our warrant currently remains outstanding, we have redeemed all of our preferred stock previously issued to the Treasury.

While we were a participant in the CPP during 2009, we were subject to various regulatory requirements, including certain limitations and restrictions on executive compensation promulgated under the Emergency Economic Stabilization Act of 2008 (“EESA”), as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”)4. Among other requirements: (i) our top five most highly compensated employees, including our Chief Executive Officer and Chief Financial Officer, were subject to limitations on bonuses and incentive compensation (including equity awards); (ii) our top ten most highly compensated employees were subject to prohibitions on golden parachute payments; (iii) our top 25 most highly compensated employees were subject to restrictions on tax gross up payments, as well as clawback requirements of bonus or incentive compensation paid based on financial information or performance criteria which are later determined to be materially inaccurate; and (iv) our Compensation Committee were required to review and evaluate risks associated with the Company’s compensation plans. During the period in which we were a CPP participant in 2009 and based on 2008 total compensation, Messrs. Wilcox, Descheneaux, Becker and MacLennan were among our top five most highly compensated employees, and Mr. Jones was among our top 25.

In light of our repayment under the CPP, many of the requirements under the EESA and the ARRA are no longer applicable; however, certain requirements, such as certain disclosures and certifications, continue to be applicable to us as they pertain to the 2009 year.

[3]	Based upon certain comparative data of selected regional peer financial institutions reported by SNL Financial.
[4]	As implemented by the Treasury’s Interim Final Rules, which became effective on June 15, 2009.

Compensation Committee Review of Compensation Plans

As required under the EESA, during 2009, the Compensation Committee reviewed the Company’s employee compensation plans and the associated potential risks. Specifically, the Committee discussed, evaluated and reviewed:

•	Our compensation plans applicable to our SEOs to ensure that they do not encourage them to take unnecessary and excessive risks that threaten the value of the Company;

•	Our employee compensation plans in light of the risks posed to the Company by these plans and how such risks are limited; and

•	Our employee compensation plans to ensure that these plans do not encourage the manipulation of the reported earnings of the Company to enhance the compensation of any of the Company’s employees.

The Committee reviewed the SEO compensation plans in February 2009, and all of the employee compensation plans, including SEO compensation plans, in December 2009, with the Company’s senior risk officers, which included Mary Dent, the Company’s General Counsel, Marc Verissimo, the Company’s Chief Strategy & Risk Officer, Chris Edmonds-Waters, the Company’s Head of Human Resources, and other members of management, as well as with Towers Watson, the Committee’s independent compensation consultant. The Committee completed its reviews concluding that the Company’s compensation policies, practices and strategies support the Company’s business goals and objectives, and long-term value growth. Specifically the Company’s compensation programs:

•	Strengthen alignment of the financial interests of executives with those of other shareholders;

•	Enhance executive long-term perspective, commitment and focus on shareholder value growth;

•

Balance the risk/reward profile by providing an appropriate additional basis for sharing in the Company’s success (or failure), as reflected in shareholder returns, within the context of the Company’s risk management system; and

•	Align Company practice with market practices and with corporate governance best practices.

The Committee reviewed the following compensation plans: (For more information about these plans, please see “Elements of Compensation” below or refer to our Annual Report on Form 10-K for the year ended December 31, 2009.)

•	Plans applicable to all employees, including SEOs: 2006 Equity Incentive Plan, 1997 Equity Incentive Plan, Incentive Compensation Plan, and 401(k) and Employee Stock Ownership Plan.

•	Plans applicable to all employees, excluding SEOs: Direct Drive Sales Incentive Plan and Warrant Incentive Plan.

•

Plans applicable to SEOs: Change in Control Severance Plan; SVB Capital Carried Interest Long-Term Incentive Plan (for Mr. MacLennan only); and Retention Plan and Deferred Compensation Plan (both applicable to other members of senior management)

The Committee reviewed the compensation plans applicable to SEOs and concluded that they did not encourage the SEOs to take unnecessary and excessive risks that threaten the value of the Company and that any potential risks were appropriately mitigated. The Committee focused on plans with variable performance metrics upon which compensation could be based. In particular, the Committee determined that the Company’s incentive-based plans, such as the equity incentive plans and the Incentive Compensation Plan, did not encourage the SEOs to take such risks, primarily due to: (i) the broad range of target performance metrics established at the outset with the Committee’s oversight (to be evaluated at the Committee’s discretion and not utilized on a formulaic basis); (ii) the frequency of the Committee’s oversight and monitoring of management performance against targets; (iii) the requirement of Committee approval of incentive accounting accruals; and (iv) the Committee’s sole discretion in determining final incentive awards to the SEOs. The Committee also determined that the Retention Plan did not encourage such risks, primarily due to: (i) plan distributions are based on the returns of underlying investments, and are generally long term and beyond the influence of plan participants, and (ii) plan distributions are calculated on a net returns basis, inclusive of any losses. With respect to Mr. MacLennan’s participation in the SVB Capital Carried Interest Long-Term Incentive Plan, the Committee reached a similar conclusion, primarily due to: (i) the long term nature of the underlying investments that generate potential distributions under the plan, and (ii) the required satisfaction of certain conditions for potential distributions, including vesting and clawback features. With respect to the Change in Control Severance Plan, the Committee determined that any event triggering a “change in control” under the plan would require review and approval from the full Board, as well as likely from shareholders, and was beyond the control of any SEO. Moreover, any distributions made under the Employee Stock Ownership Plan are approved at the Committee’s sole discretion and are also beyond the control of any SEO.

The Committee reviewed the compensation plans applicable to its employees and concluded that unnecessary risks were limited by the factors described above for plans applicable to employees. In addition, with respect to the Direct Drive Sales Incentive Plan, such unnecessary risks are limited and mitigated by: (i) despite the formulaically-based accruals under the plan, the Committee and management retain complete discretion in the determination of actual awards based on a performance assessment; (ii) the rigorous underwriting standards applicable to credit extensions; and (iii) the requirement for credit approval by Credit Administration personnel, separate from our sales personnel that participate under the plan. With respect to our Warrant Incentive Plan, unnecessary risks are also limited under the plan primarily because plan distributions are based on returns of the underlying warrants, which are realized upon the warrants’ exercise as determined by our Treasury personnel, separate and without influence from our sales personnel.

Further, the Committee reviewed the employee compensation plans and determined that they did not encourage the manipulation of reported earnings to enhance the compensation of the employee. Our reported earnings are subject to stringent internal and disclosure controls, as well as the review by the Audit Committee of the Board and the review and audit of KPMG LLP, our independent registered public accounting firm.

Executive Compensation Philosophy and Strategy

Our vision is to become the premier provider of innovative financial services to entrepreneurial companies of all sizes worldwide. At its core, our business focuses on providing commercial banking services to emerging, growth, and established technology companies and the life science, venture capital, and premium wine markets. We augment our commercial banking services with an array of products and services that are suited to the needs of our current clients and to later-stage technology and life sciences companies. Additional services also include specialized lines of business such as our venture capital/private equity business, SVB Capital, and SVB Analytics, which provides our clients with equity valuation and capitalization data management services. Finally, to address the reality that our clients exist in and will derive a substantial share of their future growth from the global marketplace, we are continuing to expand our global activities. Together, these lines of business provide the basis for our current financial performance and the foundation for our future growth.

Our compensation philosophy for our named executive officers reflects this vision and strategy. It is designed to align compensation with business objectives and performance, to motivate our NEOs to enhance short-term and long-term business results, and to enable us to attract, retain and reward executive officers who contribute to our current financial performance and our long-term success.

During 2009 the Compensation Committee, in consultation with the Board of Directors, continued its evaluation of our compensation philosophy as part of our efforts to ensure that our approach to executive pay appropriately reflects our business objectives, the diverse nature of our lines of business, and the relative complexity this business diversity reflects in an organization of our size, as well as comparable market practices.

The key principles of our compensation philosophy for 2009 were:

•

Tie incentive compensation to Company performance. We believe that tying a significant portion of each NEO’s compensation to Company performance appropriately rewards executives for achieving positive financial performance and other business objectives. We employed two primary incentive-based compensation structures—cash and equity. Under our Incentive Compensation Plan, the Compensation Committee may award a NEO an annual discretionary cash incentive based upon the Company’s performance and the NEO’s individual performance. While incentives are awarded at the Committee’s discretion, the Committee may assess Company performance through achievement of one or more specified performance metrics, including financial metrics, the Company’s successful completion of predefined corporate initiatives, and the NEO’s individual performance. The Compensation Committee typically makes stock option grants and performance-based restricted stock unit grants to each NEO through our 2006 Equity Incentive Plan. For further information regarding our incentive compensation plans, see “Compensation for Named Executive Officers—Incentive Compensation Plan” and “Compensation for Named Executive Officers—Equity Incentive Plan” below.

•

Pay competitively. We believe that base salaries and target total compensation levels for our NEOs should be competitive relative to other financial services organizations of comparable size and/or complexity. We typically employ compensation data from various sources, including compensation surveys conducted by independent compensation consultants, and determine benchmark levels for each NEO individually. We typically evaluate base salaries and target total compensation in reference to the market median, with individual pay varying above or below market median based on each individual executive’s skills, experience, and demonstrated performance.

•

Mix short-term and long-term compensation. The Compensation Committee is committed to providing its executives a mix of pay that is reasonable, appropriately reflects performance, links pay to performance without undue risks, and takes into account applicable regulatory requirements. In setting an appropriate pay mix, the Committee takes into consideration target total compensation, potential earning opportunities, Company and individual performance, and applicable regulatory restrictions. Additionally, it considers market data and may determine position-specific target pay mix for each NEO, basing it on benchmarking data for each individual role. In utilizing this approach, the Committee may better competitively calibrate each NEO’s total compensation package, which includes calibrating individual components of compensation (base salary, short-term incentives, and long-term incentives), where appropriate.

•

Balance external market competitiveness with internal parity. In setting overall compensation levels for our NEOs, we have typically sought to balance market competitiveness with a reasonable level of internal parity. We recognize that external market data can never completely reflect the full extent to which each individual NEO demonstrates leadership, makes strategic decisions, and contributes to our business results through the execution of their responsibilities. We believe that balancing external competitiveness with a reasonable level of internal parity helps to promote a culture of peer equality among the executive team and to recognize the skills and contributions that each executive brings to the organization.

•

Promote equity ownership among our NEOs. We believe that it is important that our NEOs have an equity ownership stake in the Company. Equity ownership helps to align the economic interests of stockholders and management. As such, equity grants are an important component of our NEOs’ compensation packages. (See “Elements of Compensation—Equity Incentive Plan” below.) To encourage our NEOs to maintain equity ownership in the Company, the Compensation Committee of the Board of Directors has established stock ownership guidelines for the CEO and each of the other NEOs. For further discussion of the guidelines, see “Equity Ownership Guidelines for Executive Officers” below.

•

Comply with applicable regulatory requirements regarding executive compensation. In making compensation decisions, we observe, as required, all applicable regulatory and corporate requirements as it relates to executive compensation, including the regulations that were applicable to us under EESA during 2009.

The Compensation Committee monitors total compensation on a quarterly basis, using executive compensation “tally sheets” that summarize each element of each NEO’s total compensation, including outstanding equity incentive grants and the costs of any termination payments that would be triggered in the event of a change-in-control, position elimination or voluntary resignation. The Compensation Committee utilizes these tally sheets to evaluate changes in the individual components of each NEO’s compensation levels over a five-year period, providing a concise historic reference as they consider future changes to NEO pay. These tally sheets are also shared with the Board of Directors on a routine basis. The Compensation Committee also monitors each NEO’s performance against our equity ownership guidelines on a quarterly basis, using executive equity ownership and sales reports.

Executive Compensation Competitive Benchmarking

In establishing NEO compensation targets, the Compensation Committee considers competitive compensation market benchmark data. SVB Financial Group’s benchmarking reference peer group was comprised of 10 financial services organizations that:

•	had a commercial lending (as opposed to consumer or retail lending) focus;

•	had comparable net income;

•	had comparable net interest income;

•	had a similar portfolio of available products and services; and/or

•	competed with us for executive talent.

This reference group included Bank of Hawaii, Bridge Capital Holdings, City National Corp., CME Group, Cullen/Frost Bankers, Huntington Bancshares, Irwin Financial Corp., Peoples Bancorp, Webster Financial Corp., and Zions Bancorporation. While this group of firms formed our core benchmarking reference group, the Compensation Committee typically evaluates the appropriateness of the reference group for each individual NEO position, and may refine the reference group it looks to for each position, considering factors including potential peers’ assets, number of employees, business model and complexity of the platform, scope of business, and the role played by each NEO relative to peers at comparable institutions.

During 2009 the Committee recognized that the volatility and uncertainty of the global economy had a significantly detrimental impact on the broader U.S. labor market, and that market compensation data might lag in its reflection of these extraordinary factors. Therefore, in making compensation decisions during 2009 the Committee balanced its consideration of competitive market data with other factors such as the retention, motivation, and performance of NEOs.

Elements of Compensation

For 2009, we utilized a blend of short- and long-term compensation elements to provide our NEOs with appropriately retentive compensation while ensuring that a reasonable share of compensation remained at-risk and contingent upon our achievement of successful business results. Specific elements of compensation we provided our NEOs for 2009 included:

Base Salary

We provide base salaries in order to provide each NEO with a reasonable level of fixed short-term compensation, in light of the NEO’s target total compensation package. Base salary levels for our NEOs are typically reviewed at least annually by the Compensation Committee and adjusted as appropriate. When determining any NEO base salary increases, the Compensation Committee considers an individual NEO’s total compensation package, his or her performance, Company performance, applicable laws and regulations, and other relevant factors, including for example the scope of the NEO’s responsibilities relative to peers and retention concerns, if any. The Committee also takes into consideration changes in the competitive market base salaries among our benchmarking reference group for the position in question.

During 2009 the Committee periodically evaluated the total compensation opportunity for each of the NEOs. Despite the significant levels of volatility and uncertainty in the economy and the financial services industry, the Committee considered the performance and accomplishments of the management team to be exceptional in the face of such challenges during 2009, leading to such distinctions as the Company being ranked as one of the five best banks in Forbes magazine5.

Based on these evaluations, the Committee approved the following increases to NEO base salaries:

•

Effective October 1, 2009, the annual base salary for Mr. Wilcox increased by $290,000 to $1,000,000 to increase the share of total compensation paid in the form of base salary. In making this change, the Committee considered Mr. Wilcox’s total compensation opportunity relative to market peers, individual performance and responsibilities, retention/motivational risk given Mr. Wilcox’s critical role leading the corporation, and applicable laws and regulations.

•

Effective October 1, 2009, the annual base salary for Mr. Becker increased by $275,000 to $700,000, to increase the share of total compensation paid in the form of base salary. In making this change, the Committee and Mr. Wilcox considered Mr. Becker’s individual performance and responsibilities, retention/motivational risk given Mr. Becker’s critical role in leading Silicon Valley Bank, his total compensation opportunity relative to market peers, and applicable laws and regulations.

•

Effective May 1, 2009, the annual base salary for Mr. Descheneaux increased by $100,000 to $425,000. Effective October 1, 2009, the annual base salary for Mr. Descheneaux increased by an additional $60,000 to $485,000, to increase the share of total compensation paid in the form of base salary. In making these changes, the Committee and Mr. Wilcox considered retention/motivational risk given Mr. Descheneaux’s critical role in leading the Company’s capital/liquidity management strategies, his individual performance and responsibilities, his total compensation opportunity relative to market peers, and applicable laws and regulations.

Incentive Compensation Plan (“ICP”)

Our NEOs participate in the Company’s ICP, a short-term cash incentive plan that rewards performance against individual and company objectives. For each participant, we establish a target incentive, stated as a percentage of the individual’s base salary. At the close of the year, the Compensation Committee determines actual incentive awards for the NEOs based upon the individual’s target incentive level, the Company’s performance, and the individual NEO’s performance. ICP awards for NEOs may be at, above, or below the target incentive and are at the sole discretion of the Compensation Committee.

Under the ICP, the Company accrues an incentive pool each year at the discretion of the Compensation Committee. In 2009, given the uncertainty of the economic outlook, the Committee determined that the Company should utilize an incentive framework for its NEOs that emphasized the following key principles:

•	Consideration of both near-term and longer-term performance metrics in evaluating the Company’s overall performance and making discretionary adjustments to incentives;

•

Consideration of additional Company performance metrics that would demonstrate SVB’s fiscal soundness and well-being during the economic instability in the industry, such as credit quality and strength of the balance sheet;

[5]	As reported based on selected financial metrics in its January 18, 2010 issue.

•	Evaluation of the Company’s performance relative to performance in the broader financial services industry.

Throughout the year the Committee considered a variety of quantitative and qualitative performance factors in applying its broad discretion to determine an appropriate 2009 incentive pool accrual for the NEOs. Factors that the Committee considered included our areas of strong performance such as capitalization ratios and liquidity, credit quality/portfolio management, profitability, expense control, global expansion milestones, client satisfaction, and results of regulatory examinations, as well as our areas of more challenged performance, such as the lack of loan growth due to reduced loan demand, reduced fee income, and the fiscal impact of historically low interest rates. Based on the Committee’s overall assessment of Company performance, the Committee approved accruing a year-end incentive pool equal to 50% of the aggregate target incentives for the NEOs.

In determining each NEO’s performance, and the appropriate incentive compensation commensurate with this performance, the Committee considered the factors it believed were most relevant, including each NEO’s contributions to (i) the Company’s business and financial results, each (ii) the Company’s successful execution of the 2009 corporate initiatives, and (iii) broader leadership goals within the organization. For Mr. Wilcox, the Committee took into consideration the performance assessment conducted by the Governance Committee of the Board of Directors, in consultation with the full Board. For the other NEOs, the Committee considered the performance assessments conducted primarily by Mr. Wilcox. In addition to Mr. Wilcox’s assessments, the Compensation Committee considered its members’ direct observations and assessments of each NEO’s performance.

To determine 2009 incentive compensation for the NEOs, the Committee also took into consideration the incentive limitations that were applicable during 2009 under EESA. In exercising its discretion in the determination of actual NEO incentive compensation, the Committee concluded in January 2010 that notwithstanding the incentive limitations under EESA, incentive compensation awards would be appropriate for the NEOs based on the exceptional performance of the overall Company and individual NEOs in 2009. The Committee determined that Mr. Wilcox had earned an incentive award of $300,000 given the Company’s performance during a highly challenging year for the financial services industry. Specific Company accomplishments noted by the Committee in considering Mr. Wilcox’s incentive award included the Company’s profitability, maintenance and strengthening of a very strong capital and liquidity position, rigorous credit underwriting and loan portfolio management, favorable regulatory examination results, growth in market share, and the strong execution of corporate initiatives including those related to client experience, employee engagement, research and development, risk management, efficiency, and global expansion.

The Committee and Mr. Wilcox determined that Mr. Becker, Mr. Descheneaux, Mr. Jones, and Mr. MacLennan, should receive an ICP award based on their individual performance against critical initiatives. For Mr. Descheneaux, specific factors considered by Mr. Wilcox and the Committee included very strong performance with regard to the execution of our capital and liquidity management strategy, as well as our $307 million equity raise. For Mr. Becker, specific factors considered included the strong fiscal performance of our commercial bank despite the challenging economy, gains in market share among venture-backed and mature companies, as well as continued progress in our global expansion. For both Mr. Becker and Mr. Jones, Mr. Wilcox and the Compensation Committee also considered our higher credit quality, the maintenance of our already rigorous credit underwriting and loan portfolio management, and significant reduction of our levels of classified and impaired loans. For Mr. MacLennan, specific factors considered included improved net income performance of SVB Capital as well as relatively strong fundraising during 2009 given the challenging economic environment. In recognition of these significant accomplishments, the Committee approved an incentive payment of $170,000 to Mr. Becker, $170,000 to Mr. Descheneaux, $170,000 to Mr. MacLennan, and $200,000 to Mr. Jones.

Equity Incentive Plan

Each NEO is eligible to receive equity awards, including stock options, restricted stock units and/or restricted stock awards. The Company believes that equity-based awards—particularly in combination with the Company’s equity ownership guidelines, discussed below—tie each of the NEOs’ compensation to the Company’s long-term financial performance and align the interests of the NEOs and our stockholders.

The Compensation Committee typically makes equity awards to each NEO at the time the individual is hired and on an annual basis thereafter. The size of each award reflects the overall number of shares available to the Company under its equity incentive plan, the Compensation Committee’s determination of an appropriate annual equity burn rate (the percentage of total shares outstanding that the Company has issued during the year in the form of equity compensation), the NEO’s role and performance, and the market compensation data for the NEO’s external peers.

Effective on May 12, 2009, the Compensation Committee awarded the NEOs stock options. The Compensation Committee did not establish separate performance-based criteria for the stock options, as the value of an option is inherently tied to the future performance of the Company’s Common Stock. In accordance with the incentive limitations under EESA, vesting of these options for Messrs. Wilcox, Descheneaux, Becker and MacLennan was suspended from June 15, 2009 (the effective date of the Treasury’s Interim Final Rules) through December 23, 2009, the date we repaid our CPP obligation.

Also effective on May 12, 2009, the Compensation Committee awarded the NEOs performance-contingent restricted stock units (RSUs). To evaluate the performance of the NEOs throughout the year and to determine at year-end, in their sole discretion, the extent to which the NEOs had earned these performance-contingent RSUs, the Committee considered a variety of quantitative and qualitative performance factors, including our areas of strong performance such as capitalization ratios and liquidity, credit quality/portfolio management, profitability, expense control, global expansion milestones, client satisfaction, and results of regulatory examinations, as well as our areas of more challenged performance, such as the lack of loan growth due to reduced loan demand, reduced fee income, and the fiscal impact of historically low interest rates. Based on the Committee’s evaluation of the Company’s achievements despite the highly challenging economic environment, and the exceptional performance of the individual NEOs, the Committee deemed that for 2009 50% of these RSUs had been earned by each individual NEO:

•	For Mr. Wilcox, the Committee determined that he had earned 4,550 RSUs out of the 9,100 RSUs originally granted in May 2009.

•	For Mr. Descheneaux, the Committee determined that he had earned 2,075 RSUs out of the 4,150 RSUs originally granted.

•	For Mr. Becker, the Committee determined that he had earned 2,525 RSUs out of the 5,050 RSUs originally granted.

•	For Mr. MacLennan, the Committee determined that he had earned 1,550 RSUs out of the 3,100 originally granted.

•	For Mr. Jones, the Committee determined that he had earned 1,750 out of the 3,500 RSUs originally granted.

To the extent earned, these restricted stock units are also subject to time-based vesting and will vest on December 31, 2011, subject to each respective NEO’s continued employment through this vesting date.

Values reported in the Summary Compensation Table reflect the aggregate grant date fair value of awards computed in accordance with the Financial Accounting Standards Board Accounting Standard Codification Topic 718. For performance-contingent awards, the grant date fair values reported in the Summary Compensation Table are based on the probable outcome of the performance conditions foreseeable as of the date of grant. Where the actual outcome differed, we have noted these outcomes accordingly.

Retention Program (“RP”)

Each NEO is eligible to participate in the Company’s RP, a long-term incentive plan that allows executives and key members of senior management to share directly in the Company’s investment success. This program serves the Company’s retention goals by providing a long-term cash incentive funded by sources of income which are more highly variable, namely gains on investment funds and warrants. Its funding reflects the positive returns achieved through our venture capital and direct equity investment activities, as well as income realized from warrants obtained through our commercial lending activities.

Under the RP, a separate plan was adopted, and plan participants were designated, for each fiscal year through 2007. (In 2008, the RP was amended under a single plan as described below.) The Compensation Committee determines individual NEO allocations in the RP, which give each NEO a stated percentage interest in the future returns on the designated investments in the pool. The NEOs’ allocated interests typically are not subsequently adjusted. (The interests are not in the underlying investments themselves, but rather in future distributions or returns to the Company on such investments). Distributions received by the Company are paid to the participants over the term of the applicable plan, which is generally 10 years.

In 2008, the Compensation Committee amended the RP to construct it as a single plan comprised of designated investments the Company made in 2008 as well as those investments which the Company will make in future years. Designated investments in this amended Retention Plan made in a given year will fund the program for a period of 10 years. Any returns from these investments realized after this 10-year period will not fund the RP. For example, returns from investments designated during 2009 will fund the program until 2019. Any returns realized from these investments thereafter will not fund this program.

In January 2010, the Compensation Committee allocated an interest of 10% in the amended RP to Mr. Wilcox and an interest of 5% to each of the other NEOs with respect to distributions attributable to the RP investments made during 2008 and 2009. The Committee will evaluate these allocations annually and may adjust them upward or downward at its discretion based on its assessment of individual performance and target compensation.

Other Compensation for Specific NEOs

We have adopted certain compensation elements solely for Mr. MacLennan, President of SVB Capital, which reflect the typical pay practices utilized by private equity and venture capital firms for their comparable funds management leadership roles. Typical venture capital and private equity fund compensation practices feature a significant variable pay component, including both short-term and long-term incentives.

We provide Mr. MacLennan with short-term incentives through the ICP, as discussed above. Consistent with industry practice, we provide Mr. MacLennan with long-term incentives in the form of “carried interest” allocations. “Carried interest” is the portion of a venture capital or private equity fund’s profits that the fund’s managing entity receives as compensation from its limited partners. (For example, a fund may be entitled to retain 20% of the fund’s profits, after all capital has been returned to limited partners.) Typically, funds allocate a meaningful portion of the total carried interest to key individuals managing the fund in order to motivate these individuals to maximize the fund’s performance by giving them a personal stake in the success or failure of the fund. At this time this is not a 162(m)-qualifying incentive plan. Mr. MacLennan currently has the following carry allocations which were awarded to him in 2007:6

•	2 carried interest points in the SVB Capital Partners II fund

[6]	Based on Mr. MacLennan’s carried interest allocations, he will receive approximately 2% of net returns from the SVB Capital Partners II fund and approximately 0.2% of the net returns from the Strategic Investors Fund III, with payouts subject to plan vesting. Under the SVB Capital Carried Interest Long-Term Incentive Plan, Mr. MacLennan’s carry allocation in the SVB Capital Partners II fund will vest in equal increments over 6 years from fund inception. His carry allocation in the Strategic Investors Fund III fund will vest in equal increments over 5 years from fund inception.

•	0.2 carried interest points in the Strategic Investors Fund III fund

Under the terms of this “carried interest” arrangement described above, Mr. MacLennan was not entitled to any cash payouts for 2009.

Employee Retirement Benefits

Our NEOs are eligible to participate in our qualified retirement plan, the SVB Financial Group 401(k) and Employee Stock Ownership Plan, which is generally available to all of the Company’s employees.7 The SVB Financial Group 401(k) and Employee Stock Ownership Plan is the only Company-sponsored retirement plan offered to executives. SVB Financial Group does not provide any supplemental executive retirement plan (SERP) to our NEOs.

Our employees, including our NEOs, may make voluntary 401(k) pre-tax deferrals up to the maximum provided for by Internal Revenue Service (“IRS”) regulations. The Company provides dollar-for-dollar matching contributions up to a maximum of 5% of cash compensation or the Internal Revenue Section 401(a) compensation limit, whichever is less. Company 401(k) matching contributions vest immediately upon deposit into the individual’s 401(k) account.

The plan also includes an Employee Stock Ownership Plan (ESOP), through which we make discretionary annual contributions ranging from 0% to 10% of eligible compensation under Internal Revenue Section 401(a). The Compensation Committee determines the amount of the ESOP contribution annually based upon its discretion. ESOP contributions are determined based on the Company’s performance and are not adjusted to reflect individual performance. Similar to the manner in which the Committee exercises its discretion in determining ICP accruals (as discussed above), the Committee reviews the Company’s overall performance, including quantitative and qualitative performance factors.

For 2009, the Committee determined that while the Company demonstrated strong performance in a variety of areas, due to the impact on overall financial performance of certain areas of challenged performance, such as the lack of loan growth due to reduced loan demand, reduced fee income, and the fiscal impact of historically low interest rates, no ESOP contributions be awarded to the NEOs or to any employees.

Deferred Compensation

We do not provide NEOs with any Company-funded deferred compensation benefits. However, in order to help them achieve their retirement objectives, we offer each NEO the opportunity to participate in our Deferred Compensation Plan (“DCP”). The DCP allows the executive to tax defer a portion of their income, beyond what is allowed to be deferred under IRS regulations in the Company’s qualified retirement plan. Specifically, each individual may defer 5% to 25% of their base pay and 5% to 100% of eligible incentive payments during each plan year. The DCP is an unfunded plan, and participating executives bear the risk of forfeiture in the event that we cannot fund DCP liabilities. We do not match executive deferrals to the DCP, nor do we make any other contributions to the DCP. Further information regarding the participation of our NEOs in the DCP is set forth in “Compensation for Named Executive Officers—Non-Qualified Deferred Compensation” below.

We establish and maintain a bookkeeping account for each participant which reflects compensation deferrals made by the executive along with any earnings, expenses, gains and losses credited thereto. The amount in a participant’s account is adjusted for hypothetical investment earnings or losses in an amount equivalent to the gains or losses reported by the investment options selected by the participant from among the investment options designated for this purpose by the Company. A participant may, in accordance with rules and procedures we establish, change the investments to be used for the purpose of calculating future hypothetical investment adjustments to the participant’s account. The account of each participant is adjusted each business day to reflect: (a) the hypothetical investment earnings and/or losses described above; (b) participant deferrals; and

[7]	Due to legal and taxation regulations, this benefit may not be available to all foreign-based employees.

(c) distributions or withdrawals from the account. Distributions or withdrawals from the DCP shall be made in full accordance with the requirements of Internal Revenue Code Section 409A.

Among the NEOs, only Mr. Becker participates in the DCP.

Health and Welfare Benefits

Our NEOs are eligible to participate in our standard health and welfare benefits program, which provides insured medical, dental, life, accident, and disability coverage to all of our eligible U.S.-based employees. We do not provide executives with any health and welfare benefits that are not generally available to other Company employees. We provide all eligible employees with a $190 monthly credit to purchase coverage for themselves and their eligible dependents. Those employees who choose not to enroll in our health and welfare benefits program receive these credits in cash.

Executive Termination Benefits

Our NEOs are covered by our Change in Control Severance Plan, which is applicable to executives only. The Board adopted the plan in order to ensure that the Company’s executives do not have a disincentive to consider and, where determined by the Board or stockholders, as appropriate, to be in the Company’s best interests, to act diligently to promote a change in control of the Company. Our NEOs are also covered by the SVB Financial Group Severance Benefit Policy, which is applicable to all employees. Both plans provide severance benefits for covered terminations of employment as defined in the plans. In the event that an executive meets the eligibility criteria for both plans, we will offset the benefits that are payable so that the total benefits paid are not duplicative. Further information regarding these benefits is set forth in “Compensation for Named Executive Officers—Other Post-Employment Payments” below.

Stock Option and Other Equity Grant Practices

Grant Practices for Executive Officers

The Compensation Committee approves all equity grants that are made to any executive officer of the Company, including the NEOs.

Typically, the Compensation Committee approves annual equity compensation grants to executives during the first or second quarters of the year, and grants are effective during an open trading window as specified in our Insider Trading Policy. The exercise price for stock option grants is equal to the closing market price on the grant’s effective date and grants typically have an annual vesting period of four years, subject to continued employment or service. All 2009 grants to our NEOs were made in accordance with this practice.

For newly-hired executives, the Compensation Committee typically approves any equity grant prior to the executive’s start of employment, and the grant is typically effective after any material non-public information (such as our earnings) has been released to the public and we have reopened our insider trading window. This approach ensures that the exercise price of stock options reflects a fair market price, since the exercise price for stock option grants is equal to the closing market price on the grant’s effective date. During 2009 there were no newly-hired executive officers.

Grant Practices for Other Employees

The Board of Directors has delegated authority to the Stock Committee to make equity grants to non-executive employees under the 2006 Equity Incentive Plan. The Stock Committee is a committee of two, comprised of our Chief Executive Officer and the Chair of our Board of Directors. The Stock Committee has the authority to make equity grants to non-executive employees (other than employees of any level reporting directly to the Chief Executive Officer).

The Stock Committee may make grants only within established individual employee and aggregate share limits and in accordance with established requirements regarding the term, vesting period, exercise price and other terms and conditions for the grant. In addition, all grants of stock options, stock appreciation rights, and restricted stock units made by the Stock Committee must be made (or become effective) on the first Monday of each month or, where the first Monday is a Company-observed U.S. holiday, on the first Tuesday of such month. The Stock Committee must approve all grants in writing on or before the date of grant, subject to the respective employee remaining an employee as of the date of grant. Finally, management must periodically update the Compensation Committee regarding all grants made by the Stock Committee and must periodically provide a certification that all grants during the reporting period were made in accordance with the limits and procedures. Any grant that does not meet the requirements established for the Stock Committee must be made by the Board of Directors or one of its authorized committees.

Equity Ownership Guidelines for Executive Officers

The Company maintains stock ownership guidelines for the Company’s executive officers, including the NEOs. These stock ownership guidelines reflect the Board’s belief in the importance of aligning the economic interests of stockholders and management. Under these guidelines, the Board has recommended that the Chief Executive Officer own a minimum of 50,000 shares of the Company’s Common Stock, that the Chief Financial Officer, President, Silicon Valley Bank, and Chief Strategy Officer each own a minimum of 12,000 shares of the Company’s Common Stock, and that all other executive officers each own a minimum of 9,500 shares of the Company’s Common Stock. Each executive is given five years after assuming the stated role to reach the designated ownership level, and (subject to exceptions granted by the Compensation Committee due to personal financial reasons) must meet intermediate levels after one and three years. These intermediate levels are 12,500 and 30,000 shares, respectively, for the Chief Executive Officer; 3,000 and 8,000 shares, respectively, for the Chief Financial Officer, President, Silicon Valley Bank, and Chief Strategy and Risk Officer, and 2,500 and 6,500, respectively, for the other executive officers.

The Compensation Committee reviews executive equity holdings on a quarterly basis. In evaluating whether executives are meeting the ownership guidelines, the Compensation Committee considers the following as shares owned: (1) shares privately held, (2) shares owned through investment in the Company’s stock fund in the SVB Financial Group 401(k) and Employee Stock Ownership Plan, and (3) unvested awards of restricted stock and restricted stock units. The Compensation Committee does not consider vested or unvested stock options to be shares owned for purposes of evaluating adherence to the ownership guidelines.

As of December 31, 2009, each NEO met their applicable ownership guideline. As of the date of this Proxy Statement, all of our NEOs were in compliance with the applicable ownership guidelines.

COMPENSATION FOR NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the compensation paid to our named executive officers for the years ended December 31, 2009, 2008, and 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Stock Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Plan Compensation ($)	All Other Compensation ($)		Total ($)
Ken Wilcox,	2007	$627,386	$1,264,000	$448,120	$392,154	$0	$0	$375,335	(3)	$3,106,995
Chief Executive Officer	2008	$697,027	$0	$443,716	$396,898	$0	$0	$139,337	(4)	$1,676,978
	2009	$790,223	$300,000	$253,344	$412,516	$0	$0	$114,401	(5)	$1,870,484

Greg Becker,	2007	$345,911	$625,000	$247,784	$217,763	$0	$12,737	$215,965	(6)	$1,665,160
President, Silicon Valley Bank	2008	$416,618	$0	$246,238	$221,321	$0	$(56,041)	$101,269	(7)	$929,405
	2009	$499,154	$170,000	$140,592	$230,030	$0	$27,914	$74,357	(8)	$1,142,047

Michael Descheneaux,	2007	$261,307	$385,000	$192,428	$168,970	$0	$0	$157,074	(9)	$1,164,779
Chief Financial Officer	2008	$316,679	$160,000	$202,354	$180,286	$0	$0	$111,021	(10)	$970,340
	2009	$408,548	$170,000	$115,536	$187,380	$0	$0	$78,290	(11)	$959,754

Dave Jones,	2007	$255,543	$320,000	$191,486	$52,835	$0	$0	$157,040	(12)	$976,904
Chief Credit Officer	2008	$285,701	$0	$85,330	$53,817	$0	$0	$83,452	(13)	$508,300
	2009	$302,319	$200,000	$97,440	$111,869	$0	$0	$50,975	(14)	$762,603

Mark MacLennan,	2007	$314,179	$750,000	$105,440	$92,165	$0	$0	$446,787	(15)	$1,708,571
President, SVB Capital	2008	$335,846	$0	$151,156	$134,542	$0	$0	$55,825	(16)	$677,369
	2009	$338,013	$170,000	$86,304	$139,836	$0	$0	$72,325	(17)	$806,478

(1)	We have reflected values for the Company’s ICP incentive program under the Bonus column because the ICP program provides for the Compensation Committee’s discretion to make final determinations on individual incentive payments. We therefore have classified these payments as part of a discretionary incentive plan which should appear as a Bonus (as opposed to Non-Equity Incentive Plan Compensation).

(2)	Values indicated are: (i) for stock awards (restricted stock units), based on the awards’ fair market values, and (ii) for stock option awards, based on the awards’ fair values. The reported values for performance-contingent restricted stock unit awards reflect the probable outcome, as well as the target amounts for each NEO, as of the date of grant. The actual outcomes determined by the Compensation Committee were as follows: (i) for 2007, the maximum amount (150% of target) was achieved; (ii) for 2008, no performance-contingent restricted stock units were earned; and (iii) for 2009, 50% of the target amounts were earned.

(3)	Other compensation for Mr. Wilcox in 2007 includes: (a) Retention Plan payment of $332,021; (b) 401(k) Savings Plan matching contribution of $11,250; (c) Employee Stock Ownership Plan contribution of $15,730; and (d) heath and welfare benefits of $16,334 paid by the Company.

(4)	Other compensation for Mr. Wilcox in 2008 includes: (a) Retention Plan payment of $110,676; (b) 401(k) Savings Plan matching contribution of $11,500; and (c) health and welfare benefits of $17,161 paid by the Company.

(5)	Other compensation for Mr. Wilcox in 2009 includes: (a) Retention Plan payment of $83,564; (b) interest paid of $132 due to delayed payment of 2008 Retention Plan; (c) 401(k) Savings Plan matching contribution of $12,250; and (d) health and welfare benefits of $18,455 paid by the Company.

(6)	Other compensation for Mr. Becker in 2007 includes: (a) Retention Plan payment of $171,461; (b) 401(k) Savings Plan matching contribution of $11,250; (c) Employee Stock Ownership Plan contribution of $15,730; and (d) health and welfare benefits of $17,524 paid by the Company.

(7)	Other compensation for Mr. Becker in 2008 includes: (a) special spot incentive of $1,000; (b) Retention Plan payment of $70,758; (c) 401(k) Savings Plan matching contribution of $11,500; and (d) health and welfare benefits of $18,011 paid by the Company.

(8)	Other compensation for Mr. Becker in 2009 includes: (a) Retention Plan payment of $42,662; (b) interest paid of $84 due to delayed payment of 2008 Retention Plan; (c) 401(k) Savings Plan matching contribution of $12,250; and d) health and welfare benefits of $19,361 paid by the Company.

(9)	Other compensation for Mr. Descheneaux in 2007 includes: (a) Retention Plan payment of $25,541; (b) 401(k) Savings Plan matching contribution of $11,250; (c) Employee Stock Ownership Plan contribution of $15,730; (d) health and welfare benefits of $16,108 paid by the Company; (e) the second $50,000 installment of his sign on bonus (the first $50,000 installment was paid upon his hire as Chief Accounting Officer in 2006); and (f) $38,445 in Company-paid housing provided as part of his relocation arrangement.

(10)	Other compensation for Mr. Descheneaux in 2008 includes: (a) special spot incentive of $1,000; (b) Retention Plan payment of $12,747; (c) 401(k) Savings Plan matching contribution of $11,500; (d) health and welfare benefits of $16,869 paid by the Company; and (e) $68,905 in Company-paid housing provided as part of his relocation arrangement.

(11)	Other compensation for Mr. Descheneaux in 2009 includes: (a) Retention Plan payment of $19,018; (b) interest paid of $206 due to delayed payment of 2008 Retention Plan and ICP incentive program; (c) 401(k) Savings Plan matching contribution of $12,250; (d) health and welfare benefits of $18,369 paid by the Company; and (e) $28,447 in Company-paid travel and housing.

(12)	Other compensation for Mr. Jones in 2007 includes: (a) Retention Plan payment of $117,078; (b) 401(k) Savings Plan matching contribution of $11,250 (c) Employee Stock Ownership Plan contribution of $15,730; and (d) health and welfare benefits of $12,982 paid by the Company.

(13)	Other compensation for Mr. Jones in 2008 includes: (a) Retention Plan payment of $58,686; (b) 401(k) Savings Plan matching contribution of $11,500; and (c) health and welfare benefits of $13,266 paid by the Company.

(14)	Other compensation for Mr. Jones in 2009 includes: (a) Retention Plan payment of $24,469; (b) 401(k) Savings Plan matching contribution of $12,250; and (c) health and welfare benefits of $14,256 paid by the Company.

(15)	Other compensation for Mr. MacLennan in 2007 includes: (a) special incentive of $100,000 for leadership of SVB Capital Strategic Task Force; (b) Retention Plan payment of $132,024; (c) 401(k) Savings Plan matching contribution of $11,250; (d) Employee Stock Ownership Plan contribution of $15,730; (e) health and welfare benefits of $17,461 paid by the Company; and (f) relocation benefits of $170,322 (including tax gross-up).

(16)	Other compensation for Mr. MacLennan in 2008 includes: (a) special spot incentive of $1,000; (b) Retention Plan payment of $27,506; (c) 401(k) Savings Plan matching contribution of $11,500; and (d) health and welfare benefits of $15,819 paid by the Company.

(17)	Other compensation for Mr. MacLennan in 2009 includes: (a) Retention Plan payment of $40,902; (b) interest paid of $32 due to delayed payment of 2008 Retention Plan; (c) 401(k) Savings Plan matching contribution of $12,250; and (d) health and welfare benefits of $19,141 paid by the Company.

Grants of Plan-Based Awards

The following table sets forth all plan-based awards, including both equity awards and non-equity incentive awards under plans, made to our NEOs during the year ended December 31, 2009.

Name	Grant Date	Compensation Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (2)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards (3)	Grant Date Fair Value of Stock and Option Awards (4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ken Wilcox	May 12, 2009	May 11, 2009							9,100		$—	$253,344
Ken Wilcox	May 12, 2009	May 11, 2009								29,500	$27.84	412,516
Greg Becker	May 12, 2009	May 11, 2009							5,050		$—	140,592
Greg Becker	May 12, 2009	May 11, 2009								16,450	$27.84	230,030
Michael Descheneaux	May 12, 2009	May 11, 2009							4,150		$—	115,536
Michael Descheneaux	May 12, 2009	May 11, 2009								13,400	$27.84	187,380
Dave Jones	May 12, 2009	May 11, 2009							3,500		$—	97,440
Dave Jones	May 12, 2009	May 11, 2009								8,000	$27.84	111,869
Mark MacLennan	May 12, 2009	May 11, 2009							3,100		$—	86,304
Mark MacLennan	May 12, 2009	May 11, 2009								10,000	$27.84	139,836

(1)	For the performance-contingent restricted stock unit grants to the NEOs made in 2009, the performance achievement was determined as of December 31, 2009 based upon the performance criteria presented under “Compensation Discussion and Analysis—Equity Incentive Plan” above. Since the achievement under this performance-contingent restricted stock grant was determined as of December 31, 2009, there are no estimated future payouts to be disclosed in the table above. Please refer to our discussion under “Compensation Discussion and Analysis—Equity Incentive Plan” above.

(2)	The stock awards reported above reflect performance-contingent restricted stock unit awards granted to each NEO. The Compensation Committee determined in January 2010 that 50% of these awards had been earned for 2009.

(3)	The exercise price of the stock option awards only is reported in the table above.

(4)	The fair values reported above are also reported in the Summary Compensation Table under the “Stock Awards” and “Stock Option Awards” columns. With respect to the restricted stock unit awards, the fair value of the awards is calculated based upon the per share price of $27.84, the fair market value on the date of grant.

Option Exercises and Stock Vested

The following table sets forth the number of securities underlying equity awards that vested (in the case of restricted shares) or were exercised (in the case of stock options) by the NEOs during the year ended December 31, 2009, and the value realized upon such vesting or exercise.

Name	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Ken Wilcox			12,750	$470,603
Greg Becker	5,640	$80,520	7,050	$260,216
Michael Descheneaux			6,225	$233,537
Dave Jones			1,989	$53,850
Mark MacLennan			3,000	$110,730

Outstanding Equity Awards at Fiscal Year End

The following tables set forth all outstanding equity awards to the NEOs as of December 31, 2009.

Name	OPTION AWARDS						STOCK AWARDS
	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Ken Wilcox	10,000	0		0	$23.6880	April 20, 2010
	30,000	0		0	$36.5600	April 23, 2011
	25,000	0		0	$26.0000	November 16, 2011
	32,500	0		0	$46.3100	April 26, 2012
	2,000	0		0	$30.8400	May 30, 2012
	30,000	0		0	$17.0700	November 8, 2012
	17,625	5,875	(1)	0	$50.3800	May 2, 2013
	10,850	10,850	(2)	0	$52.7200	May 22, 2014
	7,375	22,125	(3)	0	$48.7600	April 29, 2015
	0	29,500	(4)	0	$27.8400	May 12, 2016
							4,550	(5)	$189,553	0	$0

(1)	5,875 options will vest on May 2, 2010.

(2)	5,425 options will vest on May 22, 2010; and 5,425 options will vest on May 22, 2011.

(3)	7,375 options will vest on April 29, 2010; 7,375 options will vest on April 29, 2011; and 7,375 options will vest on April 29, 2012.

(4)	7,375 options will vest on May 12, 2010; 7,375 options will vest on May 12, 2011; 7,375 options will vest on May 12, 2012; and 7.375 options will vest of May 12, 2013.

(5)	4,550 restricted stock units will vest on December 31, 2011.

Name	OPTION AWARDS						STOCK AWARDS
	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Greg Becker	14,360	0		0	$23.6880	April 20, 2010
	20,000	0		0	$26.0630	March 14, 2011
	15,000	0		0	$36.5600	April 23, 2011
	7,500	0		0	$26.0000	November 16, 2011
	20,000	0		0	$24.0300	January 17, 2012
	7,500	0		0	$31.2900	April 17, 2012
	15,000	0		0	$46.3100	April 26, 2012
	12,500	0		0	$19.2400	November 5, 2012
	7,500	2,500	(1)	0	$50.3800	May 2, 2013
	6,026	6,024	(2)	0	$52.7200	May 22, 2014
	4,113	12,337	(3)	0	$48.7600	April 29, 2015
	0	16,450	(4)	0	$27.8400	May 12, 2016
							2,525	(5)	$105,192	0	$0

(1)	2,500 options will vest on May 2, 2010.

(2)	3,012 options will vest on May 22, 2010; and 3,012 options will vest on May 22, 2011.

(3)	4,113 options will vest on April 29, 2010; 4,112 options will vest on April 29, 2011; and 4,112 options will vest on April 29, 2012.

(4)	4,113 options will vest on May 12, 2010; 4,113 options will vest on May 12, 2011; 4,112 options will vest on May 12, 2012; and 4,112 options will vest on May 12, 2013.

(5)	2,525 restricted stock units will vest on December 31, 2011.

Name	OPTION AWARDS						STOCK AWARDS
	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Michael Descheneaux	7,500	2,500	(1)	0	$46.4200	November 9, 2013
	4,676	4,674	(2)	0	$52.7200	May 22, 2014
	3,350	10,050	(3)	0	$48.7600	April 29, 2015
	0	13,400	(4)	0	$27.8400	May 12, 2016
							750	(5)	$31,245
							2,075	(6)	$86,445	0	$0

(1)	2,500 options will vest on November 9, 2010.

(2)	2,337 options will vest on May 22, 2010; and 2,337 options will vest on May 22, 2011.

(3)	3,350 options will vest on April 29, 2010; 3,350 options will vest on April 29, 2011; and 3,350 options will vest on April 29, 2012.

(4)	3,350 options will vest on May 12, 2010; 3,350 options will vest on May 12, 2011; 3,350 options will vest on May 12, 2012; and 3,350 options will vest on May 12, 2013.

(5)	750 restricted stock units will vest on November 9, 2010.

(6)	2,075 restricted stock units will vest on December 31, 2011.

Name	OPTION AWARDS						STOCK AWARDS
	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Mark MacLennan	40,000	0		0	$40.3100	October 28, 2011
	10,000	0		0	$46.3100	April 26, 2012
	5,625	1,875	(1)	0	$50.3800	May 2, 2013
	2,550	2,550	(2)	0	$52.7200	May 22, 2014
	2,500	7,500	(3)	0	$48.7600	April 29, 2015
	0	10,000	(4)	0	$27.8400	May 12, 2016
							1,550	(5)	$64,573	0	$0

(1)	1,875 options will vest on May 2, 2010.

(2)	1,275 options will vest on May 22, 2010; and 1,275 options will vest on May 22, 2011.

(3)	2,500 options will vest on April 29, 2010; 2,500 options will vest on April 29, 2011; and 2,500 options will vest on April 29, 2012.

(4)	2,500 options will vest on May 12, 2010; 2,500 options will vest on May 12, 2011; 2,500 options will vest on May 12, 2012; and 2,500 options will vest on May 12, 2013.

(5)	1,550 restricted stock units will vest on December 31, 2011.

Name	OPTION AWARDS						STOCK AWARDS
	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Dave Jones	2,500	0		0	$23.6880	April 20, 2010
	7,500	0		0	$49.5000	July 20, 2010
	15,000	0		0	$26.0630	March 14, 2011
	7,000	0		0	$35.5400	April 23, 2011
	7,500	0		0	$26.0000	November 16, 2011
	4,500	0		0	$41.6600	November 19, 2011
	3,500	0		0	$43.4900	April 1, 2012
	7,500	0		0	$31.2900	April 17, 2012
	15,000	0		0	$19.2400	November 5, 2012
	2,625	875	(1)	0	$53.2900	April 4, 2013
	1,626	1,624	(2)	0	$48.1500	April 2, 2014
	1,000	3,000	(3)	0	$48.7600	April 29, 2015
	0	8,000	(4)	0	$27.8400	May 12, 2016
							291	(5)	$12,123	0	$0
							542	(6)	$22,580	0	$0
							1,395	(7)	$58,116	0	$0
							1,312	(8)	$54,658	0	$0
							1,750	(9)	$72,905	0	$0

(1)	875 options will vest on April 4, 2010.

(2)	812 options will vest on April 2, 2010; and 812 options will vest on April 2, 2011.

(3)	1,000 options will vest on April 29, 2010; 1,000 options will vest on April 29, 2011; and 1,000 options will vest on April 29, 2012.

(4)	2,000 options will vest on May 12, 2010; 2,000 options will vest on May 12, 2011; 2,000 options will vest on May 12, 2012; and 2,000 options will vest on May 12, 2013.

(5)	291 restricted stock units will vest on April 4, 2010.

(6)	271 restricted stock units will vest on April 2, 2010; and 271 restricted stock units will vest on April 2, 2011.

(7)	698 restricted stock units will vest on November 19, 2010; and 697 restricted stock units will vest on November 19, 2011.

(8)	438 restricted stock units will vest on April 29, 2010; 437 restricted stock units will vest on April 29, 2011; and 437 restricted stock units will vest on April 29, 2012.

(9)	1,750 restricted stock units will vest on December 31, 2011.

The exercise price for each of the above stock option grants is equal to the closing market price on the grant date. The vesting schedule for each outstanding equity award is provided in the footnotes to the table above. Outstanding stock awards are valued based upon the closing market price of the Company’s stock on December 31, 2009, which was $41.66 per share.

Pension Benefits

The Company does not maintain any defined benefit pension plans. As a result, none of the NEOs has any accumulated benefits under any Company defined benefit pension plan.

Non-Qualified Deferred Compensation

The following table sets forth information about executive contributions to, earnings from, and distributions of non-qualified deferred compensation under the Company’s Deferred Compensation Plan. The Company does not maintain any other nonqualified deferred compensation program for its NEOs.

Name	Executive Contributions in Last FY		Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Ken Wilcox	N/A		N/A	N/A	N/A	N/A
Greg Becker	$0	(1)	$0	$27,914	$0	$100,311
Michael Descheneaux	N/A		N/A	N/A	N/A	N/A
Dave Jones	N/A		N/A	N/A	N/A	N/A
Mark MacLennan	N/A		N/A	N/A	N/A	N/A

(1)	Mr. Becker made no additional Deferred Compensation Plan contributions during 2009.

Other Post-Employment Payments

Our NEOs are covered by our Change in Control Severance Plan (the “Change in Control Plan”) and the SVB Financial Group Severance Benefit Policy (the “Severance Policy”), both of which provide severance benefits for covered terminations of employment as defined in the plans. As discussed above, in connection with our participation in the CPP during 2009, our NEOs were subject to certain executive compensation restrictions, such as restrictions on golden parachute or severance payments and tax gross up payments. As such, we amended certain plans applicable to our NEOs, including the Change in Control Plan, to comply with such restrictions under EESA. Since we have repaid our CPP obligation, most of such limitations are no longer applicable.

Change in Control Plan; Acceleration of Vesting Under Equity Plans

Our Change in Control Plan, adopted in 2006, provides a specified severance benefit to our executive officers in the event their employment is involuntarily terminated (or they resign from such employment for a good reason, as defined by the plan) following a change in control of the Company. The Company adopted this plan in order to ensure that its executives did not have a disincentive to consider and, where determined by the Board or stockholders, as appropriate, to be in the Company’s best interests, to act diligently to promote a change in the control of the Company. The Change in Control Plan superseded a broader change in control policy that the Company had adopted in August 2000.

The plan provides for a cash severance payment equal to 300% of base salary and target ICP incentive for the Chief Executive Officer, 200% of base salary and target ICP incentive for the Chief Financial Officer, the President, Silicon Valley Bank, and the Chief Strategy and Risk Officer, and 100% of base salary and target ICP incentive for the other executive officers. In addition, it provides for up to 12 months of Company-paid COBRA medical, dental and vision coverage, full vesting of Company contributions to tax-qualified retirement plans, and certain outplacement services. The plan provides for a tax gross-up to cover an individual’s excise taxes if the total change-in-control benefits to an individual executive exceed the Internal Revenue Code Section 280G limit by more than 10%.

In addition to the benefits provided under the Change in Control Plan, the Company’s 1997 Equity Incentive Plan and 2006 Equity Incentive Plan provide for full vesting of outstanding awards in the event of a change in control of the Company, as defined in those plans, in the event that a successor corporation does not assume or substitute an equivalent option or right for the original equity awards under the plans.

The circumstances that constitute a “Change in Control” are set forth in the Change in Control Plan. Generally speaking, a Change in Control includes a merger or consolidation, other than a merger or consolidation in which the owners of the Company’s voting securities own fifty percent (50%) or more of the voting securities of the surviving entity; a liquidation or dissolution or the closing of the sale or other disposition of all or substantially all of the Company’s assets; an acquisition by any person, directly or indirectly, of 50% or more of the Company’s voting securities; and an acquisition by any person, directly or indirectly, of 25% or more of the Company’s voting securities and, within twelve (12) months of the occurrence of such event, a change in the composition of the Board occurs as a result of which sixty percent (60%) or fewer of the directors are incumbent directors.

The Change in Control Plan includes a number of restrictive covenants that govern the executives’ rights to receive benefits under the plan. Specifically, unless the Company provides otherwise in writing, the executive must not directly or indirectly engage in, have any ownership in or participate in the financing, operation, management or control of any person, firm, corporation or business that competes with the Company or its affiliates, or any customer of the Company or its affiliates, for 18 months with respect to the Chief Executive Officer, 12 months for the Chief Financial Officer, President, Silicon Valley Bank, and Chief Strategy Officer, and six months for other covered executives. In addition, unless the Company provides otherwise in writing, the executive may not directly or indirectly solicit, recruit or otherwise hire or attempt to hire any employee of the Company or cause any such person to leave his or her employment during the periods described in the previous sentence. Finally, the executive must execute a general release of claims in favor of the Company covering all claims arising out of the executive’s involuntary termination of employment (as defined in the Change in Control Plan) and employment with the Company and its affiliates.

Any benefits payable to an executive under this Plan are reduced by any severance benefits we pay to that executive under any other policy, plan, program, or arrangement, including our Group Severance Benefit Policy.

SVB Financial Group Severance Benefit Policy

The Company’s Severance Benefit Policy provides severance pay and benefits to eligible employees who are involuntarily terminated from employment due to staff reduction, position elimination, closure of a business unit, organization restructuring, or such other circumstances as the Company deems appropriate for the payment of severance benefits. The policy is intended to promote the Company’s ability to modify its workforce and structure while providing a reasonable level of certainty and job security to its employees. The policy covers all regular full-time or regular part-time employees, including the NEOs.

The policy provides for a cash severance payment based on level of job. For NEOs, this benefit is equal to 6 weeks’ pay per year of service, with a minimum benefit of 6 months’ pay and a maximum benefit of 1 year’s pay. In addition, under the policy the Company continues to make co-payments for COBRA medical, dental, and vision coverage during the severance pay period and pays for certain designated outplacement services provided by a Company-selected external vendor. Any benefits payable to an executive under this Policy are reduced by any severance benefits we pay to that executive under any other policy, plan, program, or arrangement, including our Change in Control Severance Plan.

The following tables summarize the payments which would be payable to our NEOs in the event of various termination scenarios, including voluntary resignation, involuntary termination for cause, involuntary termination (not for cause), involuntary termination after a change in control, death and disability.

Payments Upon Termination Of Employment

The tables below set forth payments upon termination of employment that each NEO would be entitled to.

Compensation and Benefits	KEN WILCOX, CHIEF EXECUTIVE OFFICER
	Voluntary Resignation (including Retirement)	Involuntary Termination For Cause	Involuntary Termination (Not for Cause)	Involuntary or for Good Reason After Change-in-Control(6)	Death	Disability
Cash severance pay	$0	$0	$1,000,000	$6,000,000	$0	$0
Market value of vested, exercisable stock options (1)	$1,483,560	$0	$1,483,560	$1,483,560	$1,483,560	$1,483,560
Market value of unvested stock options which would vest (2)	$0	$0	$0	$407,690	$0	$0
Market value of unvested restricted stock which would vest (3)	$0	$0	$0	$189,553	$0	$0
Company-paid health benefits	$0	$0	$16,312	$16,312	$0	$0
Accelerated retirement plan vesting (4)	$0	$0	$0	$0	$0	$0
Company-paid outplacement benefits	$0	$0	$15,000	$15,000	$0	$0
Deferred Compensation Plan balance payable (5)	$0	$0	$0	$0	$0	$0
280G tax gross-up	$0	$0	$0	$0	$0	$0

TOTAL	$1,483,560	$0	$2,514,872	$8,112,115	$1,483,560	$1,483,560

(1)	The market value of vested, exercisable stock options is calculated assuming a market value of $41.66 per share (the closing share price at December 31, 2009).

(2)	The market value of unvested stock options which would accelerate in vesting under a Change in Control is calculated assuming a market value of $41.66 per share (the closing share price at December 31, 2009).

(3)	The market value of unvested restricted stock which would accelerate in vesting under a Change in Control is calculated assuming a market value of $41.66 per share (the closing share price at December 31, 2009).

(4)	Mr. Wilcox is already fully vested in his retirement plan account.

(5)	Mr. Wilcox does not participate in our Deferred Compensation Plan.

(6)	In accordance with the required disclosure format and timing, we are presenting the total benefits which would be provided under our compensation plans for a change in control related termination of employment effective December 31, 2009 based on the base salary rate and incentive target rate in effect as of that date.

Compensation and Benefits	GREG BECKER, PRESIDENT, SILICON VALLEY BANK
	Voluntary Resignation (including Retirement)	Involuntary Termination For Cause	Involuntary Termination (Not for Cause)	Involuntary or for Good Reason After Change-in-Control(6)	Death	Disability
Cash severance pay	$0	$0	$700,000	$2,520,000	$0	$0
Market value of vested, exercisable stock options (1)	$1,474,593	$0	$1,474,593	$1,474,593	$1,474,593	$1,474,593
Market value of unvested stock options which would vest (2)	$0	$0	$0	$227,339	$0	$0
Market value of unvested restricted stock which would vest (3)	$0	$0	$0	$105,192	$0	$0
Company-paid health benefits	$0	$0	$17,356	$17,356	$0	$0
Accelerated retirement plan vesting (4)	$0	$0	$0	$0	$0	$0
Company-paid outplacement benefits	$0	$0	$7,500	$7,500	$0	$0
Deferred Compensation Plan balance payable (5)	$100,311	$100,311	$100,311	$100,311	$100,311	$100,311
280G tax gross-up	$0	$0	$0	$0	$0	$0

TOTAL	$1,574,904	$100,311	$2,299,760	$4,452,291	$1,574,904	$1,574,904

(1)	The market value of vested, exercisable stock options is calculated assuming a market value of $41.66 per share (the closing share price at December 31, 2009).

(2)	The market value of unvested stock options which would accelerate in vesting under a Change in Control is calculated assuming a market value of $41.66 per share (the closing share price at December 31, 2009).

(3)	The market value of unvested restricted stock which would accelerate in vesting under a Change in Control is calculated assuming a market value of $41.66 per share (the closing share price at December 31, 2009).

(4)	Mr. Becker is already fully vested in his retirement plan account.

(5)	Deferred Compensation Plan balance for Mr. Becker reflects account balance at December 31, 2009.

(6)	In accordance with the required disclosure format and timing, we are presenting the total benefits which would be provided under our compensation plans for a change in control related termination of employment effective December 31, 2009 based on the base salary rate and incentive target rate in effect as of that date.

Compensation and Benefits	MICHAEL DESCHENEAUX, CHIEF FINANCIAL OFFICER
	Voluntary Resignation (including Retirement)	Involuntary Termination For Cause	Involuntary Termination (Not for Cause)	Involuntary or for Good Reason After Change-in-Control(6)	Death	Disability
Cash severance pay	$0	$0	$242,500	$1,649,000	$0	$0
Market value of vested, exercisable stock options (1)	$0	$0	$0	$0	$0	$0
Market value of unvested stock options which would vest (2)	$0	$0	$0	$185,188	$0	$0
Market value of unvested restricted stock which would vest (3)	$0	$0	$0	$117,690	$0	$0
Company-paid health benefits	$0	$0	$16,312	$16,312	$0	$0
Accelerated retirement plan vesting (4)	$0	$0	$6,748	$6,748	$6,748	$6,748
Company-paid outplacement benefits	$0	$0	$7,500	$7,500	$0	$0
Deferred Compensation Plan balance payable (5)	$0	$0	$0	$0	$0	$0
280G tax gross-up	$0	$0	$0	$660,055	$0	$0

TOTAL	$0	$0	$273,060	$2,642,493	$6,748	$6,748

(1)	The market value of vested, exercisable stock options is calculated assuming a market value of $41.66 per share (the closing share price at December 31, 2009).

(2)	The market value of unvested stock options which would accelerate in vesting under a Change in Control is calculated assuming a market value of $41.66 per share (the closing share price at December 31, 2009).

(3)	The market value of unvested restricted stock which would accelerate in vesting under a Change in Control is calculated assuming a market value of $41.66 per share (the closing share price at December 31, 2009).

(4)	Mr. Descheneaux was 60% vested in his retirement plan account at December 31, 2009.

(5)	Mr. Descheneaux does not participate in our Deferred Compensation Plan.

(6)	In accordance with the required disclosure format and timing, we are presenting the total benefits which would be provided under our compensation plans for a change in control related termination of employment effective December 31, 2009 based on the base salary rate and incentive target rate in effect as of that date.

Compensation and Benefits	DAVE JONES, CHIEF CREDIT OFFICER
	Voluntary Resignation (including Retirement)	Involuntary Termination For Cause	Involuntary Termination (Not for Cause)	Involuntary or for Good Reason After Change-in-Control(6)	Death	Disability
Cash severance pay	$0	$0	$300,000	$510,000	$0	$0
Market value of vested, exercisable stock options (1)	$853,250	$0	$853,250	$853,250	$853,250	$853,250
Market value of unvested stock options which would vest (2)	$0	$0	$0	$110,560	$0	$0
Market value of unvested restricted stock which would vest (3)	$0	$0	$0	$220,381	$0	$0
Company-paid health benefits	$0	$0	$12,555	$12,555	$0	$0
Accelerated retirement plan vesting (4)	$0	$0	$0	$0	$0	$0
Company-paid outplacement benefits	$0	$0	$7,500	$7,500	$0	$0
Deferred Compensation Plan balance payable (5)	$0	$0	$0	$0	$0	$0
280G tax gross-up	$0	$0	$0	$0	$0	$0

TOTAL	$853,250	$0	$1,173,305	$1,714,246	$853,250	$853,250

(1)	The market value of vested, exercisable stock options is calculated assuming a market value of $41.66 per share (the closing share price at December 31, 2009).

(2)	The market value of unvested stock options which would accelerate in vesting under a Change in Control is calculated assuming a market value of $41.66 per share (the closing share price at December 31, 2009).

(3)	The market value of unvested restricted stock which would accelerate in vesting under a Change in Control is calculated assuming a market value of $41.66 per share (the closing share price at December 31, 2009).

(4)	Mr. Jones is already fully vested in his retirement plan account.

(5)	Mr. Jones does not participate in our Deferred Compensation Plan.

(6)	In accordance with the required disclosure format and timing, we are presenting the total benefits which would be provided under our compensation plans for a change in control related termination of employment effective December 31, 2009 based on the base salary rate and incentive target rate in effect as of that date.

Compensation and Benefits	MARK MACLENNAN, PRESIDENT, SVB CAPITAL
	Voluntary Resignation (including Retirement)	Involuntary Termination For Cause	Involuntary Termination (Not for Cause)	Involuntary or for Good Reason After Change-in-Control(6)	Death	Disability
Cash severance pay	$0	$0	$202,052	$676,000	$0	$0
Market value of vested, exercisable stock options (1)	$54,000	$0	$54,000	$54,000	$54,000	$54,000
Market value of unvested stock options which would vest (2)	$0	$0	$0	$138,200	$0	$0
Market value of unvested restricted stock which would vest (3)	$0	$0	$0	$64,573	$0	$0
Company-paid health benefits	$0	$0	$17,356	$17,356	$0	$0
Accelerated retirement plan vesting (4)	$0	$0	$0	$0	$0	$0
Company-paid outplacement benefits	$0	$0	$7,500	$7,500	$0	$0
Deferred Compensation Plan balance payable (5)	$0	$0	$0	$0	$0	$0
280G tax gross-up	$0	$0	$0	$0	$0	$0

TOTAL	$54,000	$0	$280,908	$957,629	$54,000	$54,000

(1)	The market value of vested, exercisable stock options is calculated assuming a market value of $41.66 per share (the closing share price at December 31, 2009).

(2)	The market value of unvested stock options which would accelerate in vesting under a Change in Control is calculated assuming a market value of $41.66 per share (the closing share price at December 31, 2009).

(3)	The market value of unvested restricted stock which would accelerate in vesting under a Change in Control is calculated assuming a market value of $41.66 per share (the closing share price at December 31, 2009).

(4)	Mr. MacLennan is already fully vested in his retirement plan account.

(5)	Mr. MacLennan does not participate in our Deferred Compensation Plan.

(6)	In accordance with the required disclosure format and timing, we are presenting the total benefits which would be provided under our compensation plans for a change in control related termination of employment effective December 31, 2009 based on the base salary rate and incentive target rate in effect as of that date.

COMPENSATION FOR DIRECTORS

The following table sets forth the amounts paid to each non-employee member of the Company’s Board of Directors during the year ended December 31, 2009.

Name	Fees Earned or Paid in Cash	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Alex W. Hart (1)	$248,216	$114,534	$0	$0	$0	$0	$362,750
Eric A. Benhamou (2)	$94,733	$57,267	$0	$0	$0	$0	$152,000
David M. Clapper (3)	$118,983	$57,267	$0	$0	$0	$0	$176,250
Roger F. Dunbar (4)	$150,233	$57,267	$0	$0	$0	$0	$207,500
Joel P. Friedman (5)	$120,233	$57,267	$0	$0	$0	$0	$177,500
G. Felda Hardymon (6)	$101,983	$57,267	$0	$0	$0	$0	$159,250
C. Richard Kramlich (7)	$103,733	$57,267	$0	$0	$0	$0	$161,000
Lata Krishnan (8)	$109,733	$57,267	$0	$0	$0	$0	$167,000
James R. Porter (9)	$118,483	$57,267	$0	$0	$0	$0	$175,750
Michaela K. Rodeno (10)	$121,733	$57,267	$0	$0	$0	$0	$179,000
Kyung H. Yoon (11)	$109,483	$57,267	$0	$0	$0	$0	$166,750

(1)	As of December 31, 2009, Mr. Hart had 2,750 vested stock options and 4,114 unvested shares of restricted stock units outstanding.

(2)	As of December 31, 2009, Mr. Benhamou had 2,057 unvested shares of restricted stock units outstanding.

(3)	As of December 31, 2009, Mr. Clapper had 2,057 unvested shares of restricted stock units outstanding.

(4)	As of December 31, 2009, Mr. Dunbar had 2,057 unvested shares of restricted stock units outstanding.

(5)	As of December 31, 2009, Mr. Friedman had 2,057 unvested shares of restricted stock units outstanding.

(6)	As of December 31, 2009, Mr. Hardymon had 2,057 unvested shares of restricted stock units outstanding. Mr. Hardymon also had an additional 2,050 shares of vested restricted stock units for which he elected to defer settlement until the earlier of: (1) his separation from service as defined under Section 409A of the Internal Revenue Code; (2) the date of a Change in Control as defined in his deferral election; (3) his date of death; or (4) the date he becomes disabled as defined in his deferral election.

(7)	As of December 31, 2009, Mr. Kramlich had 2,057 unvested shares of restricted stock units outstanding.

(8)	As of December 31, 2009, Ms. Krishnan had 2,057 unvested shares of restricted stock units outstanding.

(9)	As of December 31, 2009, Mr. Porter had 2,750 vested stock options and 2,057 unvested shares of restricted stock units outstanding.

(10)	As of December 31, 2009, Ms. Rodeno had 2,750 vested stock options and 2,057 unvested shares of restricted stock units outstanding.

(11)	As of December 31, 2009, Ms. Yoon had 2,057 unvested shares of restricted stock units outstanding. Ms. Yoon also had an additional 2,050 shares of vested restricted stock units for which she elected to defer settlement until her separation from service as defined under Section 409A of the Internal Revenue Code.

The Compensation Committee establishes the compensation arrangement for directors, using a combination of annual retainer fees, meeting fees and annual equity awards. In prior years, the Company allowed its directors to participate in the Company’s Retention Program. Certain directors continue to receive benefits under that Program for earlier plan years, as described below.

The current annual term for directors began on May 12, 2009, following their election by stockholders at our Annual Meeting on that date. For the year 2009, the Company paid a total of $2,084,750 in compensation to its non-employee directors.

The elements of compensation paid to each non-employee director for 2009 are as follows:

Fees. Each of the Company’s non-employee directors received:

•	An annual retainer fee of $35,000; and

•

A per-meeting fee of $1,000 for each Board meeting attended in person and a per-meeting fee of $500 for each Board meeting held entirely by telephone. (The meeting fee for the multi-day strategy session was $2,000.)

In addition to the above:

•	The chairperson of the Board of Directors received an additional annual fee of $90,000.

•

The chairperson of the Audit Committee received an additional annual fee of $20,000, the chairperson of the Compensation Committee received an additional annual fee of $12,500, and the chairpersons of each of the Directors’ Loan Committee, Finance Committee and Governance Committee received an additional annual fee of $10,000.

•	Each member of the Audit Committee received a fee of $2,500 for each Audit Committee meeting attended in person, $1,250 for each Audit Committee meeting held entirely by telephone.

•	For members of all other committees, each committee member received a fee of $1,500 for each committee meeting attended in person, and $750 for each committee meeting held entirely by telephone.

The members of the Board of Directors are also eligible for reimbursement for their reasonable expenses incurred in connection with attendance at meetings or the performance of their director duties in accordance with Company policy.

Restricted Stock. During fiscal year 2009, the Company granted 4,114 restricted stock units to the Chairman of the Board and 2,057 restricted stock units to each of the other non-employee directors elected at the annual stockholders meeting (Messrs. Benhamou, Clapper, Dunbar, Friedman, Hardymon, Kramlich, Porter, and Ms. Krishnan, Ms. Rodeno, and Ms. Yoon). The shares were granted on May 12, 2009 and will vest in full on April 22, 2010.

The Compensation Committee has previously approved a voluntary deferral arrangement and form of agreement under the 2006 Equity Incentive Plan which allows non-employee directors to elect an irrevocable deferral of the receipt of 2009 restricted stock unit awards until: (a) a specific future settlement date that meets the requirements of Internal Revenue Code 409A, (b) separation from service, (c) the date of a Change in Control, (d) death, or (e) date of disability. Elections will apply to restricted stock unit awards received during 2009. Mr. Hardymon elected to defer the receipt of his 2009 equity grants.

Cash Payment In Lieu of Restricted Stock. The Company typically grants Directors restricted stock units each year equal to approximately $100,000 in fair market value on the date of grant ($200,000 for the Chairman of the Board). At the time of grant in 2009, the Committee determined that, based on the negative impact of economic and market factors on the share price for the Company’s stock, granting these amounts entirely in the form of restricted stock units would adversely impact the Company’s equity burn rate given the substantial number of additional shares it would take to provide this value. To address this, the Committee approved paying Directors a cash payment of $42,733 ($85,466 to the Board Chair) in lieu of restricted stock units, to provide the same total compensation value in combination with the fair market value of the grants of restricted stock units described above.

Retention Program. In earlier years, directors participated in the Company’s Retention Program. While Messrs. Hardymon, Hart, Porter and Ms. Rodeno currently participate in the program for plan years of 2002 and earlier, no distributions were made to any director participants in 2009.

No directors participate in any plan years subsequent to 2002.

Director Equity Ownership Guidelines

During 2007, the Governance Committee of the Board of Directors adopted equity ownership guidelines for the Company’s non-employee directors, which were designed to reflect equity ownership equivalent to three times the annual retainers paid to directors. The Governance Committee reviews directors’ compliance with these guidelines on a quarterly basis.

Under these guidelines, the Governance Committee has recommended that, within five years of assuming the role, the Chairperson of the Board own a minimum of 7,150 shares of the Company’s Common Stock, and that other non-employee directors each own a minimum of 2,000 shares of the Company’s Common Stock. As of December 31, 2009, all directors met the guidelines, by ownership of the requisite number of shares or having served less than five years on the Board of Directors.

Compensation Committee Interlocks and Insider Participation

During 2009, the Compensation Committee performed all compensation functions of the Board of Directors, including administration of the Company’s stock-based employee benefit plans. (See discussion above under “Board Committees and Meeting Attendance” for additional information on the Compensation Committee.) None of the members of the Compensation Committee has ever been an officer or employee of the Company. Mr. Wilcox does not participate in any Compensation Committee discussions related to the evaluation of his performance or the determination of his compensation. See descriptions of related transactions between the Company and each of members of the Compensation Committee, if any, under “Certain Relationships and Related Transactions” below.

None of the Company’s executive officers serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on the Company’s Board of Directors or the Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy

The Company currently has in place a written policy on related party transactions (“Related Party Policy”), which governs the transactions involving the Company and certain related persons that are required to be disclosed under Item 404 of the SEC’s Regulation S-K (“S-K 404”). Under the Related Party Policy, any transaction, arrangement or relationship in which:

•	the Company is a participant;

•	the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; and

•	a related person has or will have a direct or indirect material interest,

will be considered an interested transaction and required to be approved by the Audit Committee of the Board of Directors. Transactions not required to be disclosed under S-K 404 are excluded from this policy. Any of the following persons is considered a related person under the Related Party Policy:

•	Any director or executive officer of the Company;

•	Any nominee for director of the Company;

•	Any holder of more than 5% of the Company’s Common Stock; and

•	Any immediate family member of any of the above.

Management of the Company has primary responsibility for identifying such related party transactions, which may include, from time to time, loan transactions by the Company or the Bank, investments through SVB Capital, and other business transactions involving our subsidiaries, such as SVB Analytics or SVB Global. The Audit Committee has responsibility for reviewing these transactions for potential conflicts of interests and approving them (or denying approval, as the case may be). Under the Related Party Policy, the Audit Committee’s approval may be granted in advance, as a ratification or based on certain standing approvals previously authorized by resolution. The Audit Committee may delegate its approval authority under the Related Party Policy to the committee chairperson.

Insider Loan Policy

The Bank has in place a policy, as approved by the Directors’ Loan Committee, which permits the Bank to make loans to directors, executive officers and principal stockholders (“Insiders”) and the related interests of those Insiders (“Insider Loans”). The Insider Loan policy is designed to comply with Regulation O of the Federal Reserve Act. Insider Loans qualify for an exemption from Section 402 of the Sarbanes-Oxley Act of 2002 as they are made by the Bank and subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act.

Pursuant to Regulation O, the Insider Loan policy authorizes the Bank to make Insider Loans if such Insider Loans: (a) are approved in advance by a majority of the Board of Directors of the Bank for Insider Loans where the aggregate amount of all outstanding extensions of credit exceeds $500,000; (b) are extended under the same terms and conditions and rates as those prevailing at the time of the Insider Loan for comparable transactions with other Bank clients; and (c) do not have more than a normal risk of failure of repayment to the Bank or other unfavorable features. The Insider whose credit extension is subject to Board approval must not participate either directly or indirectly in the voting to approve such extension of credit. Prior approval of the Board of Directors of the Bank is not required for an extension of credit made pursuant to a line of credit that was approved by the Board of Directors within 14 months of the date of the extension.

The Insider Loan policy also limits the aggregate amount of all loans to any Insider and his or her related interests. The Insider Loan policy also prohibits the Bank from paying an overdraft on a personal bank account of an Insider except if the overdraft is inadvertent, the aggregated amount of all overdrafts to the Insider at any time is $1,000 or less and the overdraft is outstanding for less than five business days.

Loan Transactions

In October 2008, the Bank renewed a $700,000 revolving line of credit (originally extended in 2005) to Bruce and Dee Dee Nollenberger, who are the brother-in-law and sister-in-law of Harry Kellogg, an executive officer of the Company. At the time of renewal, the loan (a) was made in the ordinary course of business, (b) was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (c) did not involve more than the normal risk of collectibility or present other unfavorable features. The maturity date of the loan was October 14, 2009, however, during the fourth quarter of 2009, the loan became non-performing. Subject to a minimum rate of five percent, the interest rate for the loan was prime plus 0.5%. The largest aggregate amount of principal outstanding during fiscal year 2009 was $0.7 million; as of December 31, 2009, the amount of principal outstanding remains at $0.7 million. No payment of the principal amount was made during fiscal year 2009. The amount of interest paid during fiscal year 2009 was $32 thousand.

Additionally, during 2009, the Bank made loans to related parties, including certain companies in which certain of our directors or their affiliated venture funds are beneficial owners of ten percent or more of the equity securities of such companies. Such loans: (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (c) did not involve more than the normal risk of collectibility or present other unfavorable features.

Fund Investments

Managed Funds

In 2000, we formed two venture investment funds: SVB Strategic Investors Fund, LP (“SIF I”) and Silicon Valley BancVentures, LP (“SVBV”). SIF I is a $121.8 million fund that primarily invests in venture capital/private equity funds and SVBV is a $56.1 million direct equity investment fund that invests in privately-held companies. Both funds are managed by their respective general partners, which are wholly-owned subsidiaries of the Company and hold an interest in the respective funds. Certain of our directors have also invested in the funds and hold a noncontrolling interest: Messrs. Hardymon (through his family limited partnership) ($0.9 million) and Porter ($0.5 million) are limited partners of SIF I, and Messrs. Hardymon (through his family limited partnership) ($1.5 million) and Kramlich ($1.0 million) are limited partners of SVBV.

In 2004, we created SVB Strategic Investors Fund II, LP (“SIF II”), a $175.0 million fund-of-funds that invests primarily in venture capital/private equity funds. SIF II is managed by its general partner, which is a wholly-owned subsidiary of the Company and holds an interest in the fund. Certain of our directors have invested in SIF II and hold a noncontrolling interest as a limited partner: Messrs. Hardymon (through his family limited partnership) ($1.0 million) and Porter ($0.1 million).

In 2006, we created SVB India Capital Partners I, LP (“SICP”), a $53.9 million direct equity investment fund that invests in privately-held companies in India. SICP is managed by its general partner, which is a wholly-owned subsidiary of the Company and holds an interest in the fund. Certain of our directors have invested in SICP and hold a noncontrolling interest as a limited partner: Messrs. Benhamou (through Benhamou Global Ventures) ($0.3 million), Friedman (through his family trust) ($0.1 million) and Porter ($0.2 million) and Mmes. Krishnan (through her family trust) ($0.3 million) and Rodeno ($0.3 million).

In 2007, we created SVB Capital Partners II, LP (“SCPII”), a $90.1 million fund that invests in privately-held companies. SCPII is managed by its general partner, a wholly-owned subsidiary of the Company, which holds an interest in the fund. One of our directors has invested in SCPII and holds a noncontrolling interest as a limited partner: Mr. Hardymon (through his family limited partnership) ($0.5 million).

Sponsored Funds

In 2003, Gold Hill Venture Lending 03, LP, a venture debt fund, and certain affiliated funds (the “Gold Hill Funds”) were created. The total size of the Gold Hill Funds is approximately $214.1 million. We have a majority interest in the general partner of the Gold Hill Funds, in addition to being a limited partner in one of the Gold Hill Funds. Our combined commitment total in the general partner and the Gold Hill Funds is $20.0 million. Certain of our directors are also limited partners of the Gold Hill Funds and hold a noncontrolling interest: Mr. Hardymon (through his family limited partnership) ($2.5 million) and Ms. Rodeno ($0.2 million).

In 2005, Partners for Growth II, LP, a special situation debt fund (“PFG II”), was created. The total size of PFG II is approximately $62.0 million. The general partner of PFG II is not owned or controlled by us. Certain of our directors are also limited partners in PFG II and hold a noncontrolling interest: Mr. Hardymon ($1.0 million) and Ms. Rodeno ($0.3 million).

In 2008, Gold Hill Capital 2008, L.P., a venture debt fund in the Gold Hill Funds family, and certain affiliated funds (the “Gold Hill II Funds”), were created. As of December 31, 2009, the total size of the Gold Hill II Funds was approximately $126.5 million, of which we have a combined noncontrolling commitment total in the general partner and the Gold Hill II Funds of $20.0 million. Certain of our directors are also limited partners of the Gold Hill II Funds and hold a noncontrolling interest: Mr. Hardymon (through his family limited partnership) ($0.5 million) and Ms. Rodeno ($0.3 million).

Employee Funds

In 2000, we created SVB Qualified Investors Fund, LLC (“QIF”), a $7.6 million investment fund for employees that met certain eligibility requirements. To be eligible to participate in QIF, an employee must be of a certain grade level and must be an “accredited investor,” as such term is defined by the SEC. QIF was initially capitalized by commitments and contributions from certain eligible employees including our senior management. All employee participants are required to invest in this fund with their own money, but we manage the fund and pay all administrative costs associated with the fund. QIF’s principal purpose is to invest in a select number of venture capital/private equity funds managed primarily by us or our affiliates. In 2009, the following individuals were executive officers who participated in QIF, each with individual commitment amounts ranging between $0.1 million and $0.5 million: Messrs. Wilcox, Becker, Jones, Kellogg, and Verissimo. QIF is also a limited partner of, and holds an interest in, each of SIF I ($2.7 million), SIF II ($2.1 million) and SVBV ($2.0 million).

In 2005, we formed SVB Qualified Investors Fund II, LLC (“QIF II”), a $5.1 million investment fund for employees that met certain eligibility requirements similar to those of QIF. All employee participants are required to invest in this fund with their own money, but we manage the fund and pay all administrative costs associated with the fund. QIF II’s principal purpose is to invest in a select number of venture capital/private equity funds managed primarily by us or our affiliates. In 2009, the following individuals were executive officers who participated in QIF II, each with individual commitment amounts ranging between $50 thousand and $0.3 million: Messrs. Wilcox, Becker, Jones, Kellogg and Verissimo, and Ms. Dent. QIF II is also a limited partner of, and holds an interest in, each of SIF II ($0.4 million), SCPII ($0.8 million), SICP ($0.5 million), and SVB Strategic Investors Fund III, L.P. (“SIF III”) ($1.0 million). SIF III is a $255.5 million fund-of-funds that invests primarily in private equity funds. SIF III is managed by its general partner, which is a wholly-owned subsidiary of the Company and holds an interest in the fund.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Stockholder Proposals

For a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the annual meeting next year, the written proposal must be received by our Corporate Secretary at our principal executive offices no later than November 11, 2010. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in the Company’s Proxy Statement is instead a reasonable time before SVB Financial Group begins to print and mail its Proxy materials for the annual meeting next year. Such proposals also will need to comply with the SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

SVB Financial Group

3005 Tasman Drive

Santa Clara, California 95054

Fax: (408) 496-2545

For a stockholder proposal that is not intended to be included in the Company’s Proxy Statement under Rule 14a-8, the stockholder must deliver a Proxy Statement and form of Proxy to holders of a sufficient number of shares of our Common Stock to approve that proposal, provide the information required by our bylaws and give timely notice to our Corporate Secretary in accordance with our bylaws. In general, our bylaws require that the notice be received by our Corporate Secretary:

•	Not earlier than the close of business on December 24, 2010, and

•	Not later than the close of business on January 24, 2011.

However, if the date of the stockholder meeting is moved more than 30 days before or 60 days after the first anniversary of the Company’s annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in the Company’s Proxy Statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the later of the following two dates:

•	90 days prior to the meeting, and

•	10 days after public announcement of the meeting date.

Nomination of Director Candidates

You may propose director candidates for consideration by the Board’s Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address of our principal executive offices set forth above. In addition, our bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, the stockholder must deliver a Proxy Statement and form of Proxy to holders of a sufficient number of shares of our Common Stock to elect such nominee and provide the information required by our bylaws, as well as a statement by the nominee acknowledging that he or she will owe a fiduciary obligation to the Company and its stockholders. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals.”

COPY OF BYLAW PROVISIONS

You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our bylaws also are available through the SEC’s website at http://www.sec.gov.

2009 ANNUAL REPORT

Stockholders who wish to obtain copies of the Company’s 2009 Annual Report on Form 10-K for the year ended December 31, 2009, without charge, should address a written request to Lisa Bertolet, Stock Administration, SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054 (Facsimile: (408) 496-2405). The report is also available electronically at http://www.svb.com/proxy.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for stockholder action at the Meeting. However, if other matters do properly come before the Meeting, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

APPENDIX A

SVB FINANCIAL GROUP

1999 EMPLOYEE STOCK PURCHASE PLAN

(AS AMENDED BY THE BOARD OF DIRECTORS AS OF FEBRUARY 22, 2010,

SUBJECT TO STOCKHOLDER APPROVAL)

1.	PURPOSE.

(a) The purpose of this 1999 Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of SVB Financial Group (formerly Silicon Valley Bancshares), a Delaware corporation (the “Company”), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company. This 1999 Employee Stock Purchase Plan is intended to replace the Silicon Valley Bancshares 1988 Employee Stock Purchase Plan.

(b) The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).

(c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

2.	ADMINISTRATION.

(a) The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

(ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan and any particular Offering.

(iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in paragraph 13.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

(c) The Board may delegate administration of the Plan to a Committee composed of one (1) or more members of the Board (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(d) Any interpretation of the Plan by the Board of any decision made by it under the Plan shall be final and binding on all persons.

3.	SHARES SUBJECT TO THE PLAN.

(a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate three million (3,000,000) shares of the Company’s common stock (the “Common Stock”). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

(b) The Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.	GRANT OF RIGHTS; OFFERING.

(a) The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock pursuant to the Offering shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

(b) If an employee has more than one (1) right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder, a right with a lower exercise price (or an earlier-granted right if two (2) rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right if two (2) rights have identical exercise prices) will be exercised.

5.	ELIGIBILITY.

(a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan unless, on the Offering Date, such employee’s customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

(b) The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

(i) the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;

(ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

(c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

(d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan; provided, however, that the Board or the Committee may provide in an Offering that highly compensated employees within the meaning of Section 414(q) of the Code shall not be eligible to participate. In this respect, the Board or the Committee may exclude highly compensated employees with compensation above a certain level or who are officers or subject to the disclosure requirements of Section 16(a) of the Securities Act of 1934, as amended, provided the exclusion is applied with respect to each particular Offering in an identical manner to all highly compensated employees the Company and every Affiliate whose employees are participating in that Offering.

6.	RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee’s Earnings (as defined in subparagraph 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one (1) or more dates during an Offering (the “Purchase Date(s)”) on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

(b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. Unless the Board or the Committee provide otherwise prior to the commencement of an Offering, no employee will be permitted to purchase more than 3,000 shares of Common Stock during an Offering. In addition, in connection with each Offering that contains more than one (1) Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering an enrollment agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee’s Earnings during the Offering. “Earnings” is defined as an employee’s regular salary or wages (including amounts thereof elected to be deferred by the employee, that would otherwise have been paid, under any arrangement established by the Company that is intended to comply with Section 125, Section 401(k), Section 402(e)(3), Section 402(h) or section 403(b) of the Code, and also including any deferrals under a non-qualified deferred compensation plan or arrangement established by the Company), and also, if determined by the Board or the Committee and set forth in the terms of the Offering, may include any or all of the following: (i) overtime pay, (ii) commissions, (iii) bonuses, incentive pay, profit sharing and other remuneration paid directly to the employee, and/or (iv) other items of remuneration not specifically excluded pursuant to the Plan. Earnings shall not include the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options or other equity awards, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation, as determined by the Board or the Committee. Notwithstanding the foregoing, the Board or Committee may modify the definition of “Earnings” with respect to one or more Offerings as the Board or Committee determines appropriate. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

(b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant’s interest in that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new enrollment agreement in order to participate in subsequent Offerings under the Plan.

(c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee’s employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

(d) Rights granted under the Plan shall not be transferable by a participant other than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14, and during a participant’s lifetime, shall be exercisable only by such participant.

8.	EXERCISE.

(a) On each Purchase Date specified therefor in the relevant Offering, each participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares which is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares which is equal to the amount required to purchase one or more whole shares of Common Stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

(b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.	COVENANTS OF THE COMPANY.

(a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such rights.

(b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.	USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.	RIGHTS AS A STOCKHOLDER.

A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant’s shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company (or its transfer agent).

12.	ADJUSTMENTS UPON CHANGES IN STOCK.

(a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b) In the event of: (1) a dissolution or liquidation of the Company; (2) a sale of all or substantially all of the assets of the Company; (3) a merger or consolidation in which the Company is not the surviving corporation; (4) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; (5) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors; or (6) the individuals who, as of the date of the adoption of this Plan, are members of the Board (the “Incumbent Board”; (if the election, or nomination for election by the Company’s stockholders, of a new director was approved by a vote of at least fifty percent (50%) of the members of the Board then comprising the Incumbent Board, such new director shall upon his or her election be considered a member of the Incumbent Board) cease for any reason to constitute at least fifty percent (50%) of the Board; then the Board in its sole discretion may take any action or arrange for the taking of any action among the following: (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) all participants’ accumulated payroll deductions may be used to purchase Common Stock immediately prior to or within a reasonable period of time following the transaction described above and the participants’ rights under the ongoing Offering terminated.

13.	AMENDMENT OF THE PLAN OR OFFERINGS.

(a) The Board at any time, and from time to time, may amend the Plan or the terms of one or more Offerings. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(i) Increase the number of shares reserved for rights under the Plan;

(ii) Modify the provisions as to eligibility for participation in the Plan or an Offering (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, or any comparable successor rule (“Rule 16b-3”); or

(iii) Modify the Plan or an Offering in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board or the Committee may amend the Plan or an Offering in any respect the Board or the Committee deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under an Offering into compliance therewith.

(b) The Board may, in its sole discretion, submit any amendment to the Plan or an Offering for stockholder approval.

(c) Rights and obligations under any rights granted before amendment of the Plan or Offering shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under an Offering comply with the requirements of Section 423 of the Code.

14.	DESIGNATION OF BENEFICIARY.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if applicable, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death during an Offering.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice in the form prescribed by the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living (or if an entity, is otherwise in existence) at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one (1) or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may determine.

15.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board or the Committee in its discretion may suspend or terminate the Plan at any time. The Plan shall automatically terminate if all the shares subject to the Plan pursuant to subparagraph 3(a) are issued. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under an Offering comply with the requirements of Section 423 of the Code.

16.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the same day on which the Company’s shareholders approve the Plan pursuant to vote of the shareholders held at the duly noticed Annual Shareholders Meeting in 1999.

17.	CHOICE OF LAW.

All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of California, without regard to such state’s conflict of laws rules.

There are three ways to vote your proxy:
Your telephone or Internet vote authorizes the Proxy Holders to vote your shares in the same manner as if you marked, signed and returned your proxy card.
SVB FINANCIAL GROUP 3003 TASMAN DRIVE SANTA CLARA, CA 95054	VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
If you vote by Phone or Internet, please do not mail your Proxy Card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M20310-Z51877-P89540 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

SVB FINANCIAL GROUP The Board of Directors recommends that you vote FOR the following:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors			☐	☐	☐
1.	To elect the following twelve (12) directors to serve for the ensuing year and until their successors are elected.
Nominees:
	01) Eric A. Benhamou	07) C. Richard Kramlich
	02) David M. Clapper	08) Lata Krishnan
	03) Roger F. Dunbar	09) Kate Mitchell
	04) Joel P. Friedman	10) Michaela K. Rodeno
	05) G. Felda Hardymon	11) Ken P. Wilcox
	06) Alex W. “Pete” Hart	12) Kyung H. Yoon

Vote on Proposals The Board of Directors recommends you vote FOR the following proposals:								For	Against	Abstain
2.	To approve an amendment to the Company’s 1999 Employee Stock Purchase Plan to reserve an additional 1,000,000 shares of common stock for issuance thereunder.							☐	☐	☐
3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2010.							☐	☐	☐
4.	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof, according to the Proxy Holders’ decision and in their discretion.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” EACH OF THE ABOVE NOMINEES AND PROPOSALS, AND WITH RESPECT TO SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF, AS THE SAID PROXY HOLDERS DEEM ADVISABLE.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐
Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Sign exactly as your name(s) appear(s) on your stock certificate. An entity (such as a corporation or partnership) is requested to sign its name by a duly authorized signatory, with the capacity in which signed designated. Executors, administrators, trustees, and similar fiduciaries are requested to so indicate when signing. If stock is registered in two names, both should sign.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and CEO Letter are available at www.proxyvote.com.

M20311-Z51877-P89540

SVB FINANCIAL GROUP

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON APRIL 22, 2010

The undersigned appoints KEN P. WILCOX and MARY J. DENT, or either of them, with full power of substitution for himself or herself, as the Proxy Holder of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the Annual Meeting of Stockholders of SVB Financial Group to be held on Thursday, April 22, 2010, at 4:30 p.m. local time, at the Company’s offices located at 3005 Tasman Drive, Santa Clara, California 95054 and any postponements or adjournments thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner.

If the undersigned holds shares in its name, and signs and returns this proxy card without giving specific voting instructions, the undersigned’s shares will be voted as recommended by the Company’s Board on each of the matters set forth below and as the Proxy Holders may determine in their discretion with respect to any other matters that properly come before the meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)